Exhibit 10.1

EXECUTION VERSION

CHARTER COMMUNICATIONS OPERATING, LLC

and

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.,

as Issuers,

EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

as Guarantors,

and

WILMINGTON TRUST COMPANY,

as Trustee

______

INDENTURE

Dated as of March 19, 2008

10.875% Senior Second Lien Notes due 2014

TABLE OF CONTENTS

-i-

-ii-

-iii-

Exhibit A	Form of Note
Exhibit B	Form of Certificate to be Delivered in connection with Transfers Pursuant to Rule 144A
Exhibit C	Form of Certificate to be Delivered in connection with Transfers Pursuant to Regulation S
Exhibit D	Form of Certificate of Beneficial Ownership in connection with exchanges of Temporary Regulation S Global Notes

-iv-

Exhibit E	Form of Supplemental Indenture

-v-

INDENTURE dated as of March 19, 2008 among Charter Communications Operating, LLC, a Delaware limited liability company (as further defined below, the “Company”), Charter Communications Operating Capital Corp., a Delaware corporation (as further defined below, “Capital Corp” and together with the Company, the “Issuers”), the Guarantors from time to time party hereto, and Wilmington Trust Company, as Trustee.

The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Agreement” means any agreement approved for designation as such by the First Lien Representative and the Second Lien Representative.

“Additional Notes” means the Issuers’ 10.875% Senior Secured Notes due 2014 issued under this Indenture in addition to the Initial Notes (other than any Notes issued in respect of Initial Notes pursuant to Section 2.06, 2.07, 2.10, 3.06, 3.09, 4.16 or 9.05).

“Additional Pari Passu First Priority Indebtedness” means Pari Passu Indebtedness incurred in compliance with the terms of this Indenture, including Section 4.14 (other than Indebtedness owed to a Subsidiary or Affiliate of CCOH), which Indebtedness is secured by a first-priority Lien or otherwise is pari passu, in terms of sharing of proceeds of Collateral, with Indebtedness under the CCO Credit Facility, Related Obligations or other Pari Passu First Priority Indebtedness of the Company or its Restricted Subsidiaries, as such Indebtedness may be amended or refinanced from time to time.

“Additional Pari Passu Second Priority Indebtedness” means Pari Passu Indebtedness incurred in compliance with the terms of this Indenture, including Section 4.14 (other than Indebtedness owed to a Subsidiary or Affiliate of CCOH), which Indebtedness is secured by a second-priority Lien or otherwise is pari passu, in terms of sharing of proceeds of Collateral, with Indebtedness under the Notes and the Existing CCO Notes, as such Indebtedness may be amended or refinanced from time to time.

“Additional Second Lien Agreement” means any agreement approved for designation as such by the First Lien Representative and the Second Lien Representative.

“Additional Second Lien Obligations” means, with respect to any Additional Second Lien Agreement, (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness under such Additional Second Lien Agreement, and (ii) all fees, expenses and other amounts (including costs and indemnification obligations) payable from time to time pursuant to the Second Lien Documents entered into in connection with such Additional Second Lien Agreement (including amounts payable under any Second Lien Guarantee relating to such Additional Second Lien Agreement), in each case whether or not allowed or allowable in an Insolvency Proceeding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.  It is understood that the Trustee is under no obligation to ascertain whether or not such 10% threshold has been met.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Asset Acquisition” means:

(a)
an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or shall be merged with or into the Company or any of its Restricted Subsidiaries, or

(b)
the acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(1)
the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of the Cable Related Business; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by Section 4.16 and/or Section 5.01 and not by the provisions of Section 4.11; and

(2)	the issuance of Equity Interests by any Restricted Subsidiary of the Company or the sale of Equity Interests in any Restricted Subsidiary of the Company.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that:

(a)           involves assets having a fair market value of less than $100 million; or

(b)           results in net proceeds to the Company and its Restricted Subsidiaries of less than $100 million;

(2)	a transfer of assets between or among the Company and/or its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company;

(4)	a Restricted Payment that is permitted by Section 4.07, a Restricted Investment that is permitted by Section 4.08 or a Permitted Investment;

(5)	the incurrence of Liens not prohibited by this Indenture and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure; and

(6)	any disposition of cash or Cash Equivalents.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessee, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authority” means any national, federal, state, municipal or local government or quasi-governmental agency or authority.

“Bank Agents” means the Persons acting as the duly authorized representatives of the Lenders pursuant to any of the Credit Facilities then outstanding under clause (1) of the definition of “Permitted Debt.”

“Bankruptcy Code” means Title 11, U.S. Code

“Bankruptcy Law” means the Bankruptcy Code or any federal or state law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means the board of directors or comparable governing body of CCI or, if so specified, the Company, in either case, as constituted as of the date of any determination required to be made, or action required to be taken, pursuant to this Indenture.

“Business Day” means any day other than a Legal Holiday.

“Cable Related Business” means the business of owning cable television systems and businesses ancillary, complementary and related thereto.

“Capital Corp” means Charter Communications Operating Capital Corp., a Delaware corporation, and any successor Person thereto.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest (other than any debt obligation) or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capital Stock Sale Proceeds” means the aggregate net proceeds (including the fair market value of the non-cash proceeds, as determined by an independent appraisal firm) received by the Company or its Restricted Subsidiaries from and after the Issue Date, in each case:

(x)
as a contribution to the common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock and other than issuances or sales to a Subsidiary of the Company) of the Company after the Issue Date; or

(y)
from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company).

“Cash Equivalents” means:

(1)	United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thomson BankWatch Rating at the time of acquisition of “B” or better;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having a rating at the time of acquisition of at least “P-1” from Moody’s or at least “A-1” from S&P and in each case maturing within twelve months after the date of acquisition;

(6)	corporate debt obligations maturing within twelve months after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” or “P-1” by Moody’s or “AAA” or “A-1” by S&P;

(7)	auction-rate Preferred Stocks of any corporation maturing not later than 45 days after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” by Moody’s or “AAA” by S&P;

(8)
securities issued by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, maturing not later than six months after the date of acquisition thereof, rated at the time of acquisition at least “A” by Moody’s or S&P; and

(9)	money market or mutual funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

“Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Lien Secured Party (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services.

“CCH I” means CCH I, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCH I Indentures” means, collectively, the indenture entered into by CCH I and CCH I Capital Corp., a Delaware corporation, with respect to their 11.00% Senior Secured Notes due 2015 and any indentures, note purchase agreements or similar documents entered into by CCH I and CCH I Capital Corp. for the purpose of incurring Indebtedness in exchange for, or the proceeds from which are used to refinance, any of the Indebtedness described above, in each case, together with all instruments and other agreements entered into by CCH I and CCH I Capital Corp. in connection therewith, as any of the foregoing may be refinanced, replaced, amended, supplemented or otherwise modified from time to time.

“CCH II” means CCH II, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCH II Indentures” means, collectively, the indentures entered into by CCH II and CCH II Capital Corp., a Delaware corporation, with respect to their 10.25% Senior Notes due 2010 and their 10.25% Senior Notes due 2013 and any indentures, note purchase agreements or similar documents entered into by CCH II and CCH II Capital Corp. for the purpose of incurring Indebtedness in exchange for, or the proceeds of which are used to refinance, any of the Indebtedness described above, in each case, together with all instruments and other agreements entered into by CCH II and CCH II Capital Corp. in connection therewith, as any of the foregoing may be refinanced, replaced, amended, supplemented or otherwise modified from time to time.

“CCHC” means CCHC, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCI” means Charter Communications, Inc., a Delaware corporation, and any successor Person thereto.

“CCI Indentures” means, collectively, the indentures entered into by CCI with respect to its 5.75% Convertible Senior Notes due 2005, 4.75% Convertible Senior Notes due 2006, 5.875% Convertible Senior Notes due 2009 and 6.50% Convertible Senior Notes due 2027 and any indentures, note purchase agreements or similar documents entered into by CCI after the Issue Date for the purpose of incurring Indebtedness in exchange for, or the proceeds of which are used to refinance, any of the Indebtedness described above, in each case, together with all instruments and other agreements entered into by CCI in connection therewith, as any of the foregoing may be refinanced, replaced, amended, supplemented or otherwise modified from time to time.

“CCO Credit Facility” means the Amended and Restated Credit Agreement, dated as of March 6, 2007, by and among the Company, CCOH, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., and Bank of America, N.A.., as Syndication Agents, Citicorp North America, Inc., Deutsche Bank Securities Inc., General Electric Capital Corporation and Credit Suisse Securities (USA) LLC, as Revolving Facility Co-Documentation Agents, and Citicorp North America, Inc., Credit Suisse Securities (USA) LLC, General Electric Capital Corporation and Deutsche Bank Securities Inc., as Term Facility Co-Documentation Agents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“CCOH” means CCO Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCOH Credit Facility” means the Credit Agreement, dated as of March 6, 2007, by and among CCOH, the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC and J.P. Morgan Securities Inc., as Co-Syndication Agents, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Co-Documentation Agents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“CCOH Indentures” means, collectively, the indenture entered into by CCOH and CCO Holdings Capital Corp., a Delaware corporation, with respect to their 8 3/4% Senior Notes due 2013 and any indentures, note purchase agreements or similar documents entered into by CCOH and CCO Holdings Capital Corp. for the purpose of incurring Indebtedness in exchange for, or the proceeds of which are used to refinance, any of the Indebtedness described above, in each case, together with all instruments and other agreements entered into by CCOH and CCO Holdings Capital Corp. in connection therewith, as any of the foregoing may be refinanced, replaced, amended, supplemented or otherwise modified from time to time.

“Change of Control” means the occurrence of any of the following:

(1)
the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or of a Parent and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than Paul G. Allen or a Related Party;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company or a Parent (except the liquidation of any Parent into any other Parent);

(3)
the consummation of any transaction, including any merger or consolidation, the result of which is that any “person” (as defined above) other than Paul G. Allen or any of the Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company or a Parent, measured by voting power rather than the number of shares, unless Paul G. Allen or a Related Party Beneficially Owns, directly or indirectly, a greater percentage of Voting Stock of the Company or such Parent, as the case may be, measured by voting power rather than the number of shares, than such person;

(4)	after the Issue Date, the first day on which a majority of the members of the Board of Directors of CCI are not Continuing Directors;

(5)
the Company or a Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or a Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or such Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(6)
(i) Charter Communications Holding Company, LLC shall cease to own beneficially, directly or indirectly, 100% of the Capital Stock of Charter Holdings or (ii) Charter Holdings shall cease to own beneficially, directly or indirectly, 100% of the Capital Stock of the Company.

“Charter Holdings” means Charter Communications Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“Charter Holdings Indentures” means, collectively, (a) the indentures entered into by Charter Holdings and Charter Communications Holdings Capital Corp. in connection with the issuance of the 8.250% Senior Notes due 2007 dated March 1999, 8.625% Senior Notes due 2009 dated March 1999, 9.920% Senior Discount Notes Due 2011 dated March 1999, 10.00% Senior Notes Due 2009 dated January 2000, 10.250% Senior Notes Due 2010 dated January 2000, 11.750% Senior Discount Notes Due 2010 dated January 2000, 10.75% Senior Notes Due 2009 dated January 2001, 11.125% Senior Notes Due 2011 dated January 2001, 13.50% Senior Discount Notes Due 2011 dated January 2001, 9.625% Senior Notes Due 2009 dated May 2001, 10.00% Senior Notes Due 2011 dated May 2001, 11.750% Senior Discount Notes Due 2011 dated May 2001, 9.625% Senior Notes Due 2009 dated January 2002, 10.00% Senior Notes Due 2011 dated January 2002 and 12.125% Senior Discount Notes Due 2012 dated January 2002, and (b) any indentures, note purchase agreements or similar documents entered into by Charter Holdings and/or Charter Communications Holdings Capital Corp. after the Issue Date for the purpose of incurring Indebtedness in exchange for, or proceeds of which are used to refinance, any of the Indebtedness described in the foregoing clause (a), in each case, together with all instruments and other agreements entered into by Charter Holdings or Charter Communications Holdings Capital Corp. in connection therewith, as the same may be refinanced, replaced, amended, supplemented or otherwise modified from time to time.

“Charter Refinancing Indebtedness” means any Indebtedness of a Charter Refinancing Subsidiary issued in exchange for, or the net proceeds of which are used within 90 days after the date of issuance thereof, to extend, refinance, renew, replace, defease, purchase, acquire or refund (including suc-

cessive extensions, refinancings, renewals, replacements, defeasances, purchases, acquisitions or refunds) (i) Indebtedness initially incurred under any one or more of the Charter Holdings Indentures, the CCI Indentures, the CIH Indentures, the CCH I Indentures, the CCH II Indentures, the CCOH Indentures, the Existing CCO Indenture or this Indenture or (ii) any other Indebtedness of a Charter Refinancing Subsidiary; provided, however, that:

(1)
the principal amount (or accreted value, if applicable) of such Charter Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased, purchased, acquired or refunded (plus the amount of reasonable fees, commissions and expenses incurred in connection therewith); and

(2)
such Charter Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Charter Refinancing Subsidiary” means CCHC, CIH, CCH I, CCH II or any other directly or indirectly wholly owned Subsidiary (and any related corporate co-obligor if such Subsidiary is a limited liability company or other association not taxed as a corporation) of CCI or Charter Communications Holding Company, LLC which is or becomes a Parent.

“CIH” means CCH I Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“CIH Indentures” means, collectively (a) the indenture pursuant to which the CIH Notes were issued and (b) any indentures, note purchase agreements or similar documents entered into by CIH and/or CCH I Holdings Capital Corp. on or after the Issue Date for the purpose of incurring Indebtedness in exchange for, or the proceeds of which are used to refinance, any of the Indebtedness outstanding under the CIH Indenture described in the foregoing clause (a), in each case, together with all instruments and other agreements entered into by CIH or CCH I Holdings Capital Corp. in connection therewith, as the same may be refinanced, replaced, amended, supplemented or otherwise modified from time to time.

“CIH Notes” means each of the following series of notes issued by CIH and CCH I Holdings Capital Corp.:  The 11.125% Senior Accreting Notes Due 2014, the 9.920% Senior Accreting Notes Due 2014, the 10.00% Senior Accreting Notes Due 2014, 11.75% Senior Accreting Notes Due 2014, the 13.50% Senior Accreting Notes Due 2014 and the 12.125% Senior Accreting Notes Due 2015.

“Collateral” means the assets that from time to time secure the Notes.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means Charter Communications Operating, LLC, a Delaware limited liability company, and any successor Person thereto.

“Condemnation” means any taking of the Collateral or any material part thereof, in or by condemnation, expropriation or similar proceedings, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral, or any part thereof, by any Authority.

“Consolidated EBITDA” means, with respect to any Person, for any period, the consolidated net income (or net loss) of such Person and its Restricted Subsidiaries for such period calculated in accordance with GAAP plus, to the extent such amount was deducted in calculating such net income:

(1)	Consolidated Interest Expense;

(2)	income taxes;

(3)	depreciation expense;

(4)	amortization expense;

(5)
all other non-cash items, extraordinary items, nonrecurring and unusual items (including any restructuring charges and charges related to litigation settlements or judgments) and the cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing such net income;

(6)	amounts actually paid during such period pursuant to a deferred compensation plan; and

(7)	for purposes of Section 4.10 only, Management Fees;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP, as in effect at December 31, 2002; provided, however, that Consolidated EBITDA shall not include:

(x)	the net income (or net loss) of any Person that is not a Restricted Subsidiary (“Other Person”), except

(i)           with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Other Person during such period; and

(ii)           with respect to net losses, to the extent of the amount of investments made by such Person or any Restricted Subsidiary of such Person in such Other Person during such period;

(y)
solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iii) of the first paragraph of Section 4.07 (and in such case, except to the extent includable pursuant to clause (x) above), the net income (or net loss) of any Other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any Restricted Subsidiaries or all or substantially all of the property and assets of such Other Person are acquired by such Person or any of its Restricted Subsidiaries; and

(z)
the net income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time of determination of such Consolidated EBITDA permitted by the operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any agreement or instrument evidencing Indebtedness or Preferred Stock (i) outstanding on the Issue Date or (ii) incurred or issued thereafter in compliance with Section 4.10; provided, however, that (a) the terms of any such agreement or instrument restricting the declaration and payment of dividends or similar distributions apply only in the event of a default with respect to a financial covenant or a covenant relating to payment, beyond any applicable period of grace, contained in such agreement or instrument, (b) such terms are determined by such Person to be customary in comparable financings and (c) such restrictions are determined by the Company not to materially affect the Issuers’ ability to make principal or interest payments on the Notes when due).

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of:

(1)	the total amount of outstanding Indebtedness of such Person and its Restricted Subsidiaries, plus

(2)	the total amount of Indebtedness of any other Person that has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus

(3)
the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(3)
any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof), in each case, on a consolidated basis and in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CCI who:

(1)	was a member of the Board of Directors of CCI on the Issue Date; or

(2)
was nominated for election or elected to the Board of Directors of CCI with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or whose election or appointment was previously so approved.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Issuers.

“Credit Facilities” means, with respect to the Company and/or its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities (including the CCO Credit Facility), in each case with banks or other lenders (other than a Parent of the Issuers) providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the surviving Person) or the sale, assignment, transfer, lease or conveyance, or other disposition, of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or underwritten public offering of Qualified Capital Stock of the Company or a Parent of which the gross proceeds to the Company or received by the Company as a capital contribution from such Parent (directly or indirectly), as the case may be, are at least $25 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Existing CCO Indenture” means (a) the indenture pursuant to which the Existing CCO Notes were issued and (b) any indentures, note purchase agreements or similar documents entered into by the Issuers after the Issue Date for the purpose of incurring Indebtedness in exchange for, or the proceeds of which are used to refinance, any of the Indebtedness described in the foregoing clause (a), in each case, together with all instruments and other agreements entered into by the Issuers in connection therewith, as the same may be refinanced, replaced, amended, supplemented or otherwise modified from time to time.

“Existing CCO Notes” means the 8% Senior Second Lien Notes due 2012 and the 8 3/8% Senior Second Lien Notes due 2014 of the Issuers.

“Existing CCO Notes Obligations” means (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness under the Existing CCO Indenture, and (ii) all fees, expenses and other amounts (including costs and indemnification obligations) payable from time to time pursuant to the Second Lien Documents entered into in connection with the Existing CCO Indenture (including amounts payable under any Second Lien Guarantee relating to the Existing CCO Indenture), in each case whether or not allowed or allowable in an Insolvency Proceeding.

“First Lien Agreement” means the collective reference to (i) the CCO Credit Facility, (ii) any Additional First Lien Agreement and (iii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the CCO Credit Facility, any Additional First Lien Agreement or any other agreement or instrument referred to in this clause (iii) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Agreement hereunder.  Any reference to the First Lien Agreement hereunder shall be deemed a reference to any First Lien Agreement then extant.

“First Lien Creditors” means the First Lien Representative and the “Lenders” as defined in the First Lien Agreement, or any Persons that are designated under the First Lien Agreement as the “First Lien Creditors” for purposes of the Intercreditor Agreement.

“First Lien Documents” means the First Lien Agreement, each First Lien Security Document and each First Lien Guarantee.

“First Lien Guarantee” means any Guarantee by any Loan Party of any or all of the First Lien Obligations.

“First Lien Obligation” means (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Lien Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Lien Agreement, (iii) all Hedging Obligations, (iv) all Cash Management Obligations and (v) all fees, expenses and other amounts payable from time to time pursuant to the First Lien Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.

“First Lien Representative” means, (i) for so long as any obligations remain outstanding under the CCO Credit Facility and the Related Obligations, the agent appointed and acting in accordance with the terms of the CCO Credit Facility and (ii) from and after the time when no obligations remain outstanding under the CCO Credit Facility and the Related Obligations, the agent appointed and acting on behalf of the holders of Pari Passu First Priority Indebtedness determined in accordance with the terms of the Intercreditor Agreement.

“First Lien Secured Parties” means the First Lien Representative, the First Lien Creditors and any other holders of the First Lien Obligations.

“First Lien Security Documents” means each “Guarantee and Collateral Agreement” as defined in the First Lien Agreement, and any other documents that are designated under the First Lien Agreement as “First Lien Security Documents” for purposes of the Intercreditor Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.

“Guarantee and Pledge Availability Period” means any period during which (a) Charter Holdings satisfies the Leverage Condition or (b) the Leverage Condition is no longer applicable (whether as a result of payment in full, defeasance or otherwise, but not as a result of an exception not requiring satisfaction of the Leverage Condition) to the ability of any Subsidiary of the Issuers to issue a Note Guarantee or pledge collateral to secure the Notes.

“Guarantor” means:

(1)	each Restricted Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.17, and

(2)	each other Person that otherwise executes and delivers a Note Guarantee (including CCOH),

in each case, (i) whether or not the Effectiveness Condition is satisfied, and (ii) until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.  CCOH and any Restricted Subsidiary that has executed and delivered this Indenture as a Guarantor shall be deemed to have executed and delivered a Note Guarantee.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)	interest rate option agreements, foreign currency exchange agreements, foreign currency swap agreements; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in interest and currency exchange rates.

“Helicon Preferred Stock” means the preferred limited liability company interest of Charter-Helicon LLC with an aggregate liquidation value of $25 million.

“Holder” means a record-holder of the Notes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing the notional amount of any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” means the Issuers’ 10.875% Senior Second Lien Notes due 2014, issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 2.06, 2.07, 2.10, 3.06, 3.09, 4.16 or 9.05).

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under a Bankruptcy Law or otherwise.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Intercreditor Agreement” means the amended and restated Intercreditor Agreement, dated as of March 19, 2008, between, the Trustee, on behalf of all present and future holders of the Notes, the trustee under the Existing CCO Indenture, on behalf of all present and future holders of the Existing CCO Notes, and JPMorgan Chase Bank, N.A., as administrative agent under the CCO Credit Facility, acting on behalf of itself and all present and future First Lien Secured Parties, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means March 19, 2008.

“Issuers” has the meaning assigned to it in the preamble to this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lenders” means the lenders from time to time under the CCO Credit Facility.

“Leverage Condition” means the condition in the Charter Holdings Indentures that Charter Holdings be able to incur an additional $1.00 of Indebtedness (as defined in the Charter Holdings Indentures) under the Leverage Ratio (as defined in the Charter Holdings Indentures) test set forth in the first paragraph of Section 4.10 of each of the Charter Holdings Indentures as in effect on the Issue Date, calculated in accordance with the terms of the Charter Holdings Indentures and Charter Holdings’ past practice (including, if applicable, review by Charter Holdings’ independent accountants) for satisfying such condition, which in any event shall be deemed satisfied if, and at any time, such condition is deemed satisfied for purposes of any CCO Credit Facility.

“Leverage Ratio” means, as to the Company, as of any date, the ratio of:

(1)	the Consolidated Indebtedness of the Company on such date to

(2)
the aggregate amount of Consolidated EBITDA for the Company for the most recently ended fiscal quarter for which internal financial statements are available (the “Reference Period”) multiplied by four.

In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated on a pro forma basis after giving effect to:

(1)	the issuance of the Notes;

(2)
the incurrence of the Indebtedness or the issuance of the Disqualified Stock or other Preferred Stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment of other Indebtedness, Disqualified Stock or Preferred Stock, other than the incurrence or repayment of Indebtedness for ordinary working capital purposes, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period; and

(3)
any Dispositions or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for or issuing Indebtedness, Disqualified Stock or Preferred Stock) made on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such Disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness, Disqualified Stock or Preferred Stock and also including any Consolidated EBITDA associated with such Asset Acquisition, including any cost savings adjustments in compliance with Regulation S-X promulgated by the Commission) had occurred on the first day of the Reference Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan Party” means the Company and each direct or indirect affiliate or shareholder (or equivalent) of the Company or any of its affiliates that is now or hereafter becomes a party to any First Lien Document or Second Lien Document.

“Make-Whole Premium” means an amount equal to the excess of (a) the present value of the remaining interest and principal payments due on a Note to its final maturity date, computed using a discount rate equal to the Treasury Rate on such date plus 0.50%, over (b) the outstanding principal amount of such Note.

“Management Fees” means the fees (including expense reimbursements) payable to any Parent pursuant to the management and mutual services agreements between or among any one or more of the Company, its Parents and their Restricted Subsidiaries and pursuant to the limited liability company agreements of certain Restricted Subsidiaries as such management, mutual services or limited liability company agreements exist on the Issue Date (or, if later, on the date any new Restricted Subsidiary is acquired or created), including any amendment or replacement thereof; provided, however, that any such new agreements or amendments or replacements of existing agreements, taken as a whole, are not more disadvantageous to the Holders in any material respect than such agreements existing on the Issue Date; and provided further, however, that such new, amended or replacement management agreements do not provide for percentage fees, taken together with fees under existing agreements, any higher than 3.5% of CCI’s consolidated total revenues for the applicable payment period.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof or taxes paid or payable as a result thereof (including amounts distributable in respect of owners’, partners’ or members’ tax liabilities resulting from such sale), in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries

(a)           provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(b)           is directly or indirectly liable as a guarantor or otherwise; or

(c)           constitutes the lender;

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means the guarantee of the Issuers’ payment obligations under the Notes subject to the Effectiveness Condition.  If the Effectiveness Condition is satisfied, the Note Guarantees will be unconditional guarantees of payment.

“Notes” means the Initial Notes and any Additional Notes.  The  Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Obligations” means (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness under this Indenture and the Notes, and (ii) all fees, expenses and other amounts (including costs and indemnification obligations) payable from time to time pursuant to the Second Lien Documents entered into in connection with this Indenture (including amounts payable under any Note Guarantee relating to this Indenture), in each case whether or not allowed or allowable in an Insolvency Proceeding.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company or Capital Corp, as the case may be, by two Officers of the Company or Capital Corp, as the case may be, one of whom must be the principal executive officer, the chief financial officer or the treasurer of the Company or Capital Corp, as the case may be, that meets the requirements of Section 12.05.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Other Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued (or the principal amount of which will be increased) in connection with a transfer pursuant to Section 2.13(c).

“Parent” means CCOH, CCH II, CCH I, CIH, Charter Holdings, CCHC, Charter Communications Holding Company, LLC, CCI and/or any direct or indirect Subsidiary of the foregoing 100% of the Capital Stock of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns 100% of the Capital Stock of the Company, and any successor Person to any of the foregoing.

“Pari Passu First Priority Indebtedness” means the Indebtedness represented by (i) the obligations under a Credit Facility and any Related Obligations to the extent incurred in compliance with the terms of this Indenture and (ii) the obligations under any Additional Pari Passu First Priority Indebtedness to the extent incurred in compliance with the terms of this Indenture.

“Pari Passu First Priority Secured Parties” means each of (i) the Bank Agents on behalf of themselves and the Lenders and the Related Obligations Counterparties and (ii) the holders from time to time of any Additional Pari Passu First Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided, however, that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents.

“Pari Passu Indebtedness” means, with respect to any Person, Indebtedness of such Person unless, with respect to any other item of Indebtedness of such Person, the instrument creating or evidencing the same or pursuant to which the same is outstanding or any other agreement governing the terms of such Indebtedness expressly provides that such Indebtedness shall be subordinated in right of payment to any other Indebtedness or obligation of such Person.  Notwithstanding the foregoing, “Pari Passu Indebtedness” shall not include:

(i)
Indebtedness of the Company owed to any Restricted Subsidiary or Affiliate of the Company or Indebtedness of any such Restricted Subsidiary owed to the Company or any other Restricted Subsidiary or any Affiliate of such Restricted Subsidiary;

(ii)	Indebtedness incurred in violation of this Indenture;

(iii)	Indebtedness represented by Disqualified Stock; and

(iv)	any Indebtedness to or guaranteed on behalf of any shareholder (other than a Parent), director, officer or employee of the Company or any Restricted Subsidiary of the Company.

“Pari Passu Second Priority Indebtedness” means the Indebtedness represented by (i) the Notes and the Note Guarantees, (ii) the Existing CCO Notes and the guarantees thereof and (iii) the obligations under any Additional Pari Passu Second Priority Indebtedness, in each case, to the extent incurred in compliance with the terms of this Indenture.

“Pari Passu Second Priority Secured Parties” means each of (i) the Trustee, on behalf of itself and the Holders, (ii) the trustee for the Existing CCO Notes, on behalf of itself and the holders of the Existing CCO Notes, and (iii) the holders from time to time of any Additional Pari Passu Second Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided, however, that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents.

“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Temporary Regulation S Legend.

“Permitted Investments” means:

(1)	any Investment by the Company in a Restricted Subsidiary thereof, or any Investment by a Restricted Subsidiary of the Company in the Company or in another Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company, or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

(5)
any Investment made out of the net cash proceeds of the issue and sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) or cash contributions to the common equity of the Company, in each case after April 27, 2004, to the extent that such net cash proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to Section 4.07 hereof (with the amount of usage of the basket in this clause (5) being determined net of the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment but not to exceed the initial amount of such Investment);

(6)
other Investments in any Person (other than any Parent) having an aggregate fair market value, when taken together with all other Investments in any Person made by the Company and its Restricted Subsidiaries (without duplication) pursuant to this clause (6) from and after the Issue Date, not to exceed $750 million (initially measured on the date each such Investment was made and without giving effect to subsequent changes in value, but reducing the amount outstanding by the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment) at any one time outstanding;

(7)	Investments in customers and suppliers in the ordinary course of business which either;

(A)           generate accounts receivable, or

(B)           are accepted in settlement of bona fide disputes;

(8)
Investments consisting of payments by the Company or any of its Subsidiaries of amounts that are neither dividends nor distributions but are payments of the kind described in clause (2) of the second paragraph of Section 4.07 to the extent such payments constitute Investments; and

(9)
regardless of whether a Default then exists, Investments in any Unrestricted Subsidiary made by the Company and/or any of its Restricted Subsidiaries with the proceeds of (x) distributions from any Unrestricted Subsidiary or (y) capital contributions received from any Parent (other than CCI).

“Permitted Liens” means;

(1)
Liens on the assets of the Company and its Restricted Subsidiaries securing Indebtedness described under clause (1) of the second paragraph of Section 4.10 and other obligations under the agreements governing such Indebtedness and Related Obligations or under clause (10) of such second paragraph;

(2)	Liens in favor of the Company;

(3)
Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature and that do not constitute Indebtedness, incurred in the ordinary course of business;

(4)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(5)
statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(6)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(7)
Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligation, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(8)
easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(9)	Liens of franchisors or other regulatory bodies arising in the ordinary course of business;

(10)
Liens arising from filing Uniform Commercial Code financing statements regarding leases or other Uniform Commercial Code financing statements for precautionary purposes relating to arrangements not constituting Indebtedness;

(11)	Liens arising from the rendering of a final judgment or order against the Company or any of its Restricted Subsidiaries that does not give rise to an Event of Default;

(12)
Liens securing reimbursement obligations with respect to letters of credit (but not with respect to Indebtedness) that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(13)	Liens consisting of any interest or title of licensor in the property subject to a license;

(14)	Liens arising from the sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;

(15)
Liens incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with respect to obligations which in the aggregate do not exceed $50 million at any one time outstanding;

(16)
Liens in favor of the Trustee arising under this Indenture and similar provisions in favor of trustees or other agents or representatives under indentures or other agreements governing debt instruments entered into after the date hereof;

(17)	Liens in favor of the Trustee for its benefit and the benefit of Holders of all of the Notes, as their respective interests appear;

(18)
purchase money mortgages or other purchase money Liens (including any Capital Lease Obligations) incurred by the Company or any Restricted Subsidiary upon any fixed or capital assets, assets useful in developing a telephony business and/or assets useful for general operating financing needs acquired after the Issue Date or purchase money mortgages (including Capital Lease Obligations) on any such assets, whether or not assumed, existing at the time of acquisition of such assets, whether or not assumed, so long as:

(a)           such mortgage or lien does not extend to or cover any of the assets of the Company or such Restricted Subsidiary, except the asset so developed, constructed or acquired, and directly related assets such as enhancements and modifications thereto, substitutions, replacements, proceeds (including insurance proceeds), products, rents and profits thereof; and

(b)           such mortgage or lien secures the obligation to pay all or a portion of the purchase price of such asset, interest thereon and other charges, costs and expenses (including the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) and is incurred in connection therewith (or the obligation under such Capital Lease Obligation) only;

(19)	Liens securing Permitted Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was secured or was permitted to be secured by such Liens; and

(20)	Liens securing Indebtedness outstanding under the CCO Credit Facilities on the Issue Date.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used, directly or indirectly, within 60 days of the date of issuance thereof to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that unless permitted otherwise by this Indenture, no Indebtedness of any Restricted Subsidiary may be issued in exchange for, nor may the net proceeds of Indebtedness be used to extend, refinance, renew, replace, defease or refund, Indebtedness of the Company; provided further, however, that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), except to the extent that any such excess principal amount (or accreted value, as applicable) would be then permitted to be incurred by other provisions of Section 4.10;

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which, by its terms, is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Productive Assets” means assets (including assets of a referent Person owned directly or indirectly through ownership of Capital Stock) of a kind used or useful in the Cable Related Business.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination that, when aggregated with the initial denomination of the other QIB Global Notes, will equal the outstanding principal amount of the Initial Notes or any Additional Notes, in each case initially sold in reliance on Rule 144A or Section 4(2) of the Securities Act.

“Qualified Capital Stock” means Capital Stock that is not Disqualified Stock.

“Rating Agencies” means Moody’s and S&P.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a global note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination that, when aggregated with the initial denominations of the other Regulation S Global Notes, will equal to the outstanding principal amount of the Initial Notes or any Additional Notes , in each case, initially sold in reliance on Rule 903 of Regulation S.

“Related Cash Management Obligations” means obligations of the Company or any Restricted Subsidiary arising from treasury, depository and cash management services provided by one or more of the Bank Agents or the Lenders or their Affiliates or designees or other parties permitted under the CCO Credit Facility.

“Related Hedging Obligations” means Hedging Obligations of the Company or any Restricted Subsidiary entered into with one or more of the Bank Agents or the Lenders or their Affiliates or designees or other parties permitted under the CCO Credit Facility.

“Related Obligations” means, collectively, the Related Cash Management Obligations and the Related Hedging Obligations.

“Related Obligations Counterparties” means the Bank Agents and/or Lenders and their Affiliates counterparties to the Related Obligations.

“Related Party” means:

(1)	the spouse or an immediate family member, estate or heir of Paul G. Allen; or

(2)
any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Paul G. Allen and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a global note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of the Initial Notes or any Additional Notes, in each case initially sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Second Lien Agreement” means the collective reference to (i) the Existing CCO Indenture, (ii) this Indenture, (iii) each Additional Second Lien Agreement and (iv) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing CCO Indenture, this Indenture, any Additional Second Lien Agreement or any other agreement or instrument referred to in this clause (iv).  Any reference to the Second Lien Agreement hereunder shall be deemed a reference to any Second Lien Agreement then extant.

“Second Lien Documents” means each Second Lien Agreement, each Second Lien Security Document and each Second Lien Guarantee.

“Second Lien Guarantee” means any Guarantee by any Loan Party that is a Subsidiary or Parent of the Company of any or all of the Second Lien Obligations.

“Second Lien Obligations” means (i) the Notes Obligations, (ii) the Existing CCO Notes Obligations and (iii) any Additional Second Lien Obligations.

“Second Lien Representative” means the Trustee, but shall also include any Person identified as a “Second Lien Representative” in any Second Lien Agreement other than the Indenture.

“Secured Parties” means, collectively, the Pari Passu First Priority Secured Parties and the Pari Passu Second Priority Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Documents” means, collectively, all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Trustee and any Holders in any or all of the Collateral, in each case, as amended from time to time in accordance with the terms thereof.

“Senior Secured Leverage Ratio” means, as to the Company, as of any date, the ratio of:

(1)
the Indebtedness, Attributable Debt or Trade Payables of the Company and any of its Subsidiaries that are secured by, or have the benefit of, any Lien that is in any respect senior to the Liens in favor of the Notes on such date to

(2)
the aggregate amount of Consolidated EBITDA for the Company for the most recently ended fiscal quarter for which internal financial statements are available (the “Reference Period”) multiplied by four.

In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated on a pro forma basis after giving effect to

(1)	the issuance of the Notes;

(2)
the incurrence of the Indebtedness or the issuance of the Disqualified Stock or other Preferred Stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment of other Indebtedness, Disqualified Stock or Preferred Stock, other than the incurrence or repayment of Indebtedness for ordinary working capital purposes, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof) or the repayment, as the case may be, occurred on the first day of the Reference Period; and

(3)
any Dispositions or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for or issuing Indebtedness, Disqualified Stock or Preferred Stock) made on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such Disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness, Disqualified Stock or Preferred Stock and also including any Consolidated EBITDA associated with such Asset Acquisition, including any cost savings adjustments in compliance with Regulation S-X promulgated by the Commission) had occurred on the first day of the Reference Period.

“Significant Subsidiary” means (a) with respect to any Person, any Restricted Subsidiary of such Person which would be considered a “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and (b) in addition, with respect to the Company, Capital Corp.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness on the Issue Date, or, if none, the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)
any corporation, association or other business entity of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and, in the case of any such entity of which 50% of the total voting power of shares of Capital Stock is so owned or controlled by such Person or one or more of the other Subsidiaries of such Person, such Person and its Subsidiaries also have the right to control the management of such entity pursuant to contract or otherwise; and

(2)	any partnership

(a)           the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or

(b)           the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Temporary Regulation S Global Note” means a Regulation S Global Note that bears the Temporary Regulation S Legend.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Private Placement Legend.

“Treasury Rate” means, for any date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable redemption date to March 15, 2012; provided, however, that if the period from the applicable redemption date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the applicable redemption date to March 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wilmington Trust Company until a successor replaces Wilmington Trust Company in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent global note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company or CCI as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)
is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any Restricted Subsidiary of the Company than those that might be obtained at the time from Persons who are not Affiliates of the Company unless such terms constitute Investments permitted by Section 4.08, Asset Sales permitted by Section 4.11 or sale-leaseback transactions permitted by Section 4.12;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation

(a)           to subscribe for additional Equity Interests or

(b)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(5)	does not own any Capital Stock of any Restricted Subsidiary of the Company.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, except in the case of an Unrestricted Subsidiary that is deemed to become a

Restricted Subsidiary on any Reversion Date, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company shall be in default of Section 4.10.  The Board of Directors of the Company or CCI may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1)	such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)	no Default or Event of Default would be in existence immediately following such designation.

Any such designation shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officer’s Certificate certifying such designation complied with the preceding conditions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or comparable governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying

(a)           the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(b)           the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding common equity interests or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Adjusted Net Assets”	11.05
“Affiliate Transaction”	4.13
“Agent Members	2.06
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.16
“Change of Control Payment”	4.16
“Change of Control Payment Date”	4.16
“Company Notice”	10.03
“Covenant Defeasance”	8.03
“DTC”	2.03
“Effectiveness Condition”	11.03
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Funding Guarantor”	11.05
“incur”	4.10
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.10
“Purchase Date”	3.09
“QIB	2.01
“Ratio Debt”	4.10
“Reference Date”	4.07
“Registrar”	2.03
“Released Collateral”	10.03
“Restricted Payments”	4.07
“Reversion Date”	4.19
“Regulations S”	2.01
“Rule 144A”	2.01
“Suspended Covenants”	4.19
“Suspension Period”	4.19
“Temporary Regulation S Legend”	2.06
“Trustee”	8.05

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

(iii) “or” is not exclusive and “including” means “including without limitation”;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

(vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(vii) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;

(viii) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture; and

(ix) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(b) The Initial Notes are being issued by the Issuers only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”).  After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred (i) to an Issuer, (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as such Initial Note is eligible for resale pursuant to Rule 144A, to a person whom the transferor reasonably believes is a QIB purchasing for its own account or for the account of a QIB, in each case, to whom notice is given that the offer, resale, pledge or other transfer is being made in reliance on Rule 144A, (iv) to Non-U.S. Persons in an offshore transaction in accordance with Rule 904 of Regulation S, or (v) in any other transaction that does not require registration under the Securities Act.  Initial Notes that are offered to QIBs in reliance on Section 4(2) of the Securities Act shall be issued in the form of one or more permanent QIB Global Notes deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Temporary Regulation S Global Notes deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The QIB Global Notes and the Regulation S Global Notes shall each be issued with separate CUSIP numbers.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.  Transfers of Notes between or among QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Sections 2.06 and 2.14.

Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

(c) The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes.  The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.

Section 2.02 Execution and Authentication.

Two Officers shall sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature (which may be by facsimile) of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount of $545,896,000, and (ii) Additional Notes from time to time for original issue in aggregate principal amount specified by the Issuers, in each case, upon a written order of the Issuers signed by two Officers of each of the Issuers (an “Authentication Order”).  Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated, whether such Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as one or more Global Notes and such other information as the Issuers may include or the Trustee may reasonably request.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

Initial Notes and Additional Notes offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereunder or Rule 144A shall be issued as one or more Rule 144A Global Notes.  Initial Notes and Additional Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued as one or more Regulation S Global Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of all amounts payable to the Trustee under the first clause of Section 6.10, and of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a

Paying Agent to pay all money held by it to the Trustee and to account for monies already paid.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money held by it as Paying Agent.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.06(f).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.13 and the rules and procedures of the Depositary.  In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuers within ninety (90) days of such notice, (ii) the Issuers at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture or (iii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Definitive Notes.

(c) In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Definitive Notes of authorized denominations.

(d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) A Definitive Note may not be transferred or exchanged for a beneficial interest in a Global Note.

(f) Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)
Private Placement Legend.  Except as permitted by Section 2.13, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(D) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY LAW, ONLY (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN “INSTITUTIONAL ACCREDITED INVESTOR” ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(ii)	Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

(iii)	Temporary Regulation S Legend. Each Regulation S Global Note shall initially bear a legend (the “Temporary Regulation S Legend”) in substantially the following form:

THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.

(g) Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be re-

turned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.09, 4.11, 4.16 and 9.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required to register the transfer of or to exchange a Note for a period of 15 days immediately preceding the redemption of a Note or between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional legally binding obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate, upon due receipt of an Authentication Order, definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner.  The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.13 Special Transfer Provisions.

Unless and until a Transfer Restricted Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

(a) Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note to a QIB:

(i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B hereto.

(ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in either a Regulation S Global Note or an Other Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note or Other Global Note, as applicable, to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note or Other Global Note, as applicable.

(b) Transfers Pursuant to Regulation S.  The Registrar shall register the transfer of any Permanent Regulation S Global Note without requiring any additional certification.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i) The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto from the proposed transferor.

(ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note or an Other Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or Other Global Note, as applicable, to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note or Other Global Note, as applicable.

(c) Other Transfers.  The following provisions shall apply with respect to the registration by the Registrar of any other proposed transfer of a Transfer Restricted Note that does not require registration under the Securities Act:

(i) The Registrar shall register such transfer if it is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a legal opinion from a law firm of nationally recognized standing to the effect that such transfer does not require registration under the Securities Act.

(ii) Subject to clause (iii) below, if the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in either a QIB Global Note or a Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Other Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or the Regulation S Global Note, as applicable, to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Note or Regulation S Global Note or, as applicable.

(iii) In connection with the first transfer pursuant to this Section 2.13(c), an Other Global Note shall be issued in the form of a permanent Global Note substantially in the form set forth in Exhibit A deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as herein provided.  The Other Global Note shall be issued with its own CUSIP number.  The aggregate principal amount of the Other Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.

(d) Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Transfer Restricted Notes, the Registrar shall deliver only Transfer Restricted Notes unless either (i) such transfer or exchange is made in connection with a registered exchange offer, (ii) the circumstances contemplated in Section 2.14 exist, or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(e) General.  By its acceptance of any Transfer Restricted Note, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.13.

Section 2.14 Temporary Regulation S Global Notes.  An owner of a beneficial interest in a Temporary Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee shall accept) a duly completed certificate in the form of Exhibit D hereto at any time after the Restricted Period (it being understood that the Trustee shall not accept any such certificate during the Restricted Period).  Promptly after acceptance of such a certificate with respect to such a beneficial interest, the Trustee shall cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and shall (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

Section 2.15 Issuance of Additional Notes.  The Issuers shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions, any registration rights agreement and additional interest with respect thereto).  The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuers shall set forth in a resolution of each of their Boards of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the date on which such Additional Notes shall be issued, the CUSIP number, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(c) whether such Additional Notes shall be Transfer Restricted Notes.

Section 2.16 CUSIP Numbers.  The Issuers, in issuing the Notes, may use one or more “CUSIP” numbers (and, if Notes are also to be issued outside the United States, one or more similar identifying numbers as is customary in such global markets; references in this Section 2.16 to CUSIP numbers being deemed to include any such similarly identifying numbers) and, if so, the Trustee shall use such CUSIP numbers in notices of repurchase or conversion as a convenience to the Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of any CUSIP numbers printed in the notice or on the Notes, and that any reliance may be placed only on the other identification numbers printed on the Notes.  Any repurchase or conversion will not be affected by any defect in or the omission of such CUSIP numbers.  The Issuers will promptly notify the Trustee of any change to the CUSIP numbers.

                                                ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph of the Notes and/or the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes as follows:

(a)	if any of the Notes are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

(b)	if such Notes are not so listed, on a pro rata basis, to the extent practicable (and in such manner as complies with applicable legal requirements).

In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or an integral multiple of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)	the redemption date;

(b)	the redemption price;

(c)
if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)	the name and address of the Paying Agent;

(e)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)
that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption, or if any Note is being redeemed only in part, interest on a portion of the principal amount of such Note to be redeemed, ceases to accrue on and after the redemption date;

(g)	the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that each of the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption, or if any Note is being redeemed only in part, the portion of the principal amount of such Note to be redeemed, become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption Price.

At or prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money in same day funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) The Issuers may, at any time and from time to time, prior to March 15, 2012, at their option, redeem the outstanding Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus the Make-Whole Premium.

(b) At any time prior to March 15, 2011, the Issuers may, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes issued on the Issue Date (plus any Additional Notes) at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(i)
at least 65% of the original aggregate principal amount of the Notes issued on the Issue Date (plus any Additional Notes actually issued) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and

(ii)	the redemption must occur within 60 days of the date of the closing of such Equity Offering.

(c) On or after March 15, 2012, the Issuers shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2012	105.438%
2013	102.719%
2014	100.000%

(d)	Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Mandatory Redemption.

Without prejudice to the obligations of the Issuers under Section 4.11 and Section 4.16 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that the Issuers shall be required to commence an offer to all Holders to purchase Notes pursuant to Section 4.11 (an “Asset Sale Offer”), the Issuers shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  Unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Issuers’ compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 3.09.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date.

Upon the commencement of an Asset Sale Offer the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrue interest;

(d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts equal to $2,000 or integral multiples of $1,000 in excess thereof only;

(f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(i) that Holders whose Notes were purchased only in part shall be issued at the expense of the Issuers new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09.  The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The Issuers hereby designate Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-1615, as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03 Reports.

So long as any Notes are outstanding, the Company shall furnish to the Holders, within the time periods that such information would have otherwise been required to have been provided to the Commission under Section 13 or 15(d) of the Exchange Act if the rules and regulations applicable to the filing of such information were applicable to the Company:

(1) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section (together with the certifications that would be required to be filed with the Commission pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, unless such certifications are provided by any Parent in a filing with the Commission) and, with respect to the year-end financial statements only, a report on the annual consolidated financial statements of the Company by its independent public accountants; provided, however, that the Company shall not be required to furnish separate financial statements for any Guarantor or for any Subsidiary, individually or as a group, whose equity securities constitute part of the Collateral; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Issuers shall cause a copy of all of the information and reports referred to in clauses (1) and (2) above to be posted, no later than the date such information is required to be furnished to registered Holders, on the website of CCI (and remain there for a period of one year from the date of such posting).  So long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

During any period when the rules and regulations of the Commission applicable to filing of financial reports of the kinds described in the first paragraph of this Section 4.03 are not applicable to the Company, the Company shall not be required to comply with the requirements of § 314 of the TIA except § 314(b)(2) thereof.

Section 4.04 Compliance Certificate.

(a)
The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)
The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not likely to result in a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of its or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (x) solely in Equity In-

        terests (other than Disqualified Stock) of the Company or (y) in the case of the Company and its Restricted Subsidiaries, to the Company or a Restricted Subsidiary thereof); or

(2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any direct or indirect Parent of the Company or any Restricted Subsidiary of the Company (other than, in the case of the Company and its Restricted Subsidiaries, any such Equity Interests owned by the Company or any of its Restricted Subsidiaries)

(all such payments and other actions set forth in clauses (1) and (2) above are collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)
the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10; and

(iii)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries from and after April 27, 2004 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph), shall not exceed, at the date of determination, the sum of:

(a) an amount equal to 100% of the Consolidated EBITDA of the Company for the period beginning on the first day of the fiscal quarter commencing April 1, 2004 to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.3 times the Consolidated Interest Expense of the Company for such period, plus

(b) an amount equal to 100% of Capital Stock Sale Proceeds less any amount of such Capital Stock Sale Proceeds used in connection with an Investment made on or after April 27, 2004 and on or prior to the date such Restricted Payment is made (the “Reference Date”) pursuant to clause (5) of the definition of “Permitted Investments,” plus

(c) $100 million.

So long as no Default under this Indenture has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2) regardless of whether a Default then exists, the payment of any dividend or distribution made in respect of any calendar year or portion thereof during which the Company or any of its

Subsidiaries is a Person that is not treated as a separate tax paying entity for United States federal income tax purposes by the Company and its Subsidiaries (directly or indirectly) to the direct or indirect holders of the Equity Interests of the Company or its Subsidiaries that are Persons that are treated as a separate tax paying entity for United States federal income tax purposes, in an amount sufficient to permit each such holder to pay the actual income taxes (including required estimated tax installments) that are required to be paid by it with respect to the taxable income of any Parent (through its direct or indirect ownership of the Company and/or its Subsidiaries), the Company, its Subsidiaries or any Unrestricted Subsidiary, as applicable, in any calendar year, as estimated in good faith by the Company or its Subsidiaries, as the case may be;

(3) regardless of whether a Default then exists, the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(4) the payment of any dividend on the Helicon Preferred Stock or the redemption, repurchase, retirement or other acquisition of the Helicon Preferred Stock in an amount not in excess of its aggregate liquidation value;

(5) the repurchase, redemption or other acquisition or retirement for value, or the payment of any dividend or distribution to the extent necessary to permit the repurchase, redemption or other acquisition or retirement for value, of any Equity Interests of the Company or a Parent of the Company held by any member of the Company’s, such Parent’s or any Restricted Subsidiary’s management pursuant to any management equity subscription agreement or stock option agreement entered into in accordance with the policies of the Company, any Parent or any Restricted Subsidiary; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million in any fiscal year of the Issuers;

(6) payment of fees in connection with any acquisition, merger or similar transaction in an amount that does not exceed an amount equal to 1.25% of the transaction value of such acquisition, merger or similar transaction;

(7) additional Restricted Payments directly or indirectly to any Parent (i) regardless of whether a Default exists (other than a Default under Section 6.01(1), (2), (7) or (8)), for the purpose of enabling Charter Holdings, CCOH, CCH II, CCH I, CIH and/or any Charter Refinancing Subsidiary to pay interest when due on Indebtedness under the Charter Holdings Indentures, the CCOH Indentures, the CCOH Credit Facility, the CCH II Indentures, the CCH I Indentures, the CIH Indentures and/or any Charter Refinancing Indebtedness, (ii) for the purpose of enabling CCI and/or any Charter Refinancing Subsidiary to pay interest when due on Indebtedness under the CCI Indentures and/or any Charter Refinancing Indebtedness and (iii) so long as the Company would have been permitted, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10, (A) consisting of dividends or distributions to the extent required to enable CCH II, Charter Holdings, CCI, CCOH, CCH I, CIH or any Charter Refinancing Subsidiary to defease, redeem, repurchase, prepay, repay, discharge or otherwise acquire or retire for value Indebtedness under the CCH II Indentures, the Charter Holdings Indentures, the CCI Indentures, the CCOH Indentures, the CCOH Credit Facility, the CCH I Indentures, the CIH Indentures or any Charter Refinancing Indebtedness (including any expenses incurred by any Parent in connection therewith) or (B) consisting of purchases, redemptions or other acquisitions by the Company or its Restricted Subsidiaries of Indebtedness under the CCH II Indentures, the Charter Holdings Indentures, the CCI Indentures, the CCOH Indentures, the CCOH Credit Facility, the CCH I Indentures, the CIH Indentures or any Charter Refinancing Indebtedness (including any expenses incurred by the Company and its

Restricted Subsidiaries in connection therewith) and the distribution, loan or investment to any Parent of Indebtedness so purchased, redeemed or acquired.

(8) Restricted Payments directly or indirectly to CCOH or any other Parent regardless of whether a Default exists (other than a Default under Section 6.01(1), (2), (7) or (8)), for the purpose of enabling such Person (A) to pay interest on and (B) so long as the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.10, to defease, redeem, repurchase, prepay, repay, discharge or otherwise acquire or retire, in each case, Indebtedness of such Parent (x) which is not held by another Parent and (y) to the extent that the net cash proceeds of such Indebtedness are or were used for the (1) payment of interest or principal (or premium) on any Indebtedness of a Parent (including (A) by way of a tender, redemption or prepayment of such Indebtedness and (B) amounts set aside to prefund any such payment), (2) direct or indirect Investment in the Company or any of its Restricted Subsidiaries (to the extent such Investment is deducted from clause (iii)(b) of the first paragraph of this Section 4.07) or (3) payment of amounts that would be permitted to be paid by way of a Restricted Payment under clause (9) below (including the expenses of any exchange transaction); and

(9) Restricted Payments directly or indirectly to CCOH or any other Parent of (A) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with any issuance, sale or incurrence by CCOH or such Parent of Equity Interests or Indebtedness, or any exchange of securities or tender for outstanding debt securities, or (B) the costs and expenses of any offer to exchange privately placed securities in respect of the foregoing for publicly registered securities or any similar concept having a comparable purpose.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee.  Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $100 million.

Not later than the date of making any Restricted Payment involving an amount or fair market value in excess of $10 million, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal by an accounting, appraisal, valuation or investment banking firm of national standing as required by this Indenture.

Section 4.08 Investments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) make any Restricted Investment; or

(2) allow any of its Restricted Subsidiaries to become an Unrestricted Subsidiary, unless, in each case:

(a) no Default or Event of Default under this Indenture shall have occurred and be continuing or would occur as a consequence thereof; and

(b) the Company would, at the time of, and after giving effect to, such Restricted Investment or such designation of a Restricted Subsidiary as an Unrestricted Subsidiary, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10.

An Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary if such redesignation would not cause a Default.

Section 4.09 Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(4) Existing Indebtedness, contracts and other instruments as in effect on the Issue Date (including Indebtedness under any of the Credit Facilities or the Existing CCO Indenture) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the most restrictive Existing Indebtedness, contracts or other instruments, as in effect on the Issue Date;

(5) this Indenture and the Notes;

(6) applicable law;

(7) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(8) customary non-assignment provisions in leases, franchise agreements and other commercial agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(10) any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

(11) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive at the time such restrictions become effective, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(12) Liens securing Indebtedness or other obligations otherwise permitted to be incurred under Section 4.14 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(15) restrictions contained in the terms of Indebtedness or Preferred Stock permitted to be incurred under Section 4.10; provided, however, that such restrictions are not materially more restrictive, taken as a whole, than the terms contained in the most restrictive, together or individually, of the Credit Facilities and other Existing Indebtedness as in effect on April 27, 2004; and

(16) restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the management of the Company determines, at the time of such financing, will not materially impair the Issuers’ ability to make payments as required under the Notes.

Section 4.10 Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company or any of its Restricted Subsidiaries that are Guarantors may incur Indebtedness, the Company may issue Disqualified Stock and Restricted Subsidiaries of the Company that are Guarantors may issue Preferred Stock if the Leverage Ratio of the Company and its Restricted Subsidiaries would have been not greater than 4.25 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of the most recently ended fiscal quar-

ter.  Debt incurred under this paragraph, or once incurred under this paragraph and subsequently refinanced under clause (5) of the next succeeding paragraph, is collectively referred to as “Ratio Debt”).

So long as no Default under this Indenture shall have occurred and be continuing or would be caused thereby, the first paragraph of this Section 4.10 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence of Indebtedness under the Credit Facilities by the Company and its Restricted Subsidiaries that are Guarantors or that are not Guarantors because of the failure of the Effectiveness Condition to be satisfied (or that cease to be Guarantors as a result of the operation of the first paragraph of clause (a) of Section 11.04 and are no longer otherwise obligors with respect to the CCO Credit Facility and the Related Obligations, except continuing to secure the Company’s obligations under the CCO Credit Facility and the Related Obligations and the Issuers’ obligations with respect to the Notes under Article 10); provided, however, that the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding under this clause (1) for all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $6.8 billion less the aggregate amount of all Net Proceeds from Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under a Credit Facility pursuant to Section 4.11;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (including Indebtedness outstanding on the Issue Date under the CCO Credit Facility);

(3) the incurrence on the Issue Date by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes (other than any Additional Notes);

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of Productive Assets of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount not to exceed, together with any related Permitted Refinancing Indebtedness permitted by clause (5) below, $75 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, in whole or in part, Indebtedness that was permitted by this Indenture to be incurred under this clause (5), the first paragraph of this Section 4.10 (but only with respect to such first paragraph if by the Company and its Restricted Subsidiaries that are Guarantors) or clause (2), (3) or (4) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and/or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or a Restricted Subsidiary of the Company that is a Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the Notes or the Note Guarantee of such Guarantor on the same terms as such Indebtedness is subordinated to the CCO Credit Facility and the Related Obligations; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness that was not permitted by this clause (6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.10 and the guarantee by a Guarantor or by a Subsidiary that is not a Guarantor because of the failure of the Effectiveness Condition to be satisfied (or that ceases to be a Guarantor as a result of the operation of the first paragraph of clause (a) of Section 11.04 and is no longer otherwise an obligor with respect to the CCO Credit Facility and the Related Obligations, except continuing to secure the Company’s obligations under the CCO Credit Facility and the Related Obligations and the Issuers’ obligations with respect to the Notes under Article 10) of Indebtedness of CCO that was permitted to be incurred by another provision of this Section 4.10;

(9) Acquired Debt of a Person that becomes, or is merged into, a Restricted Subsidiary that is not a Guarantor; provided, however, that (x) such Acquired Debt was not incurred in connection with, or in contemplation of, such Person becoming, or being merged into, a Restricted Subsidiary and (y) the Company would, at the time such Person becomes, or is merged into, a Restricted Subsidiary and after giving pro forma effect thereto as if such acquisition or merger had been made at the beginning of the applicable quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of this Section 4.10;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding under this clause (10) not to exceed $300 million;

(11) the accretion or amortization of original issue discount and the write-up of Indebtedness in accordance with purchase accounting; and

(12) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn by the Company or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid.

Indebtedness outstanding under the CCO Credit Facility on the Issue Date, shall be deemed to be outstanding in reliance on clause (2) above (and not in reliance on clause (1)).  For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness (a) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above or (b) is entitled to be incurred pursuant to the first paragraph of this Section 4.10, the Company shall be permitted to classify and from time to time to reclassify such item of Indebtedness in any manner that complies with this Section 4.10.  Once any item of Indebtedness is so reclassified, it shall no longer be deemed outstanding under the category of Permitted Debt, where initially incurred or previously reclassified.  For avoidance of doubt, Indebtedness incurred pursuant to a single agreement, instrument, program, facility or line of credit may be classified as Indebtedness arising in part under one of the clauses listed above or under the first paragraph of this Section 4.10, and in part under any one or more of the clauses listed above, to the extent that such Indebtedness satisfies the criteria for such classification.

The Company shall not, directly or indirectly, incur, or permit any of its Restricted Subsidiaries that is a Guarantor to incur, any Indebtedness which by its contractual terms (or by the contractual terms of any agreement to which any of the Company or its Restricted Subsidiaries is a party governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, unless such Indebtedness is also by its terms (or by the contractual terms of any agreement to which the Company or such Guarantor is a party governing such Indebtedness) made expressly subordinate to the Notes (or relevant Note Guarantee) to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Restricted Subsidiary, as the case may be (it being understood that Indebtedness would not be considered subordinated in right of payment (i) merely by reason of being secured with a lower-priority Lien, (ii) if such Indebtedness constitutes Additional Pari Passu Second Priority Indebtedness or (iii) if such Indebtedness is pari passu in right of payment to the Notes and subject to an agreement the terms of which are substantially similar to the intercreditor agreement referred to in Section 7.12.

Notwithstanding the foregoing, all Indebtedness incurred during any Suspension Period shall not be deemed to have been incurred for the purposes of this Section 4.10, but shall be included in the calculation of outstanding Indebtedness from and after the next succeeding Reversion Date.

Section 4.11 Limitation on Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Board of Directors of the Company and evidenced by a resolution of such Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or readily marketable securities.

For purposes of this Section 4.11, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary thereof (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the recipient thereof into cash, Cash Equivalents or readily marketable securities within 60 days after receipt thereof (to the extent of the cash, Cash Equivalents or readily marketable securities received in that conversion); and

(c) Productive Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary of the Company may apply an amount equal to such Net Proceeds at its option:

(4) to repay debt under Credit Facilities (other than debt securities issued as part of, or to refinance, a Credit Facility that are not Pari Passu First Priority Indebtedness) or other Pari Passu First Priority Indebtedness or any other Indebtedness of the Restricted Subsidiaries of the Company (other than Indebtedness represented solely by a guarantee of a Restricted Subsidiary of the Company); or

(5) to invest in Productive Assets; provided, however, that any such amount of Net Proceeds which the Company or a Restricted Subsidiary has committed to invest in Productive Assets within 365 days of the applicable Asset Sale may be invested in Productive Assets within two years of such Asset Sale.

The amount of any Net Proceeds received from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that is of equal priority with the Notes (including the Existing CCO Notes) containing provisions requiring offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness of equal priority that may be purchased out of the Excess Proceeds, irrespective of the $25 million threshold.  The offer price in any Asset Sale Offer shall be payable in cash and equal to 100% of the principal amount of the subject Notes plus accrued and unpaid interest, if any, to the date of purchase.  If the aggregate principal amount of Notes and such other Indebtedness of equal priority tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness of equal priority to be purchased on a pro rata basis.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, then the Company or any Restricted Subsidiary thereof may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

In the event that the Company shall be required to commence an offer to Holders to purchase Notes pursuant to this Section 4.11, it shall follow the procedures specified in Section 3.09.

Section 4.12 Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

                (1) the Company or such Restricted Subsidiary could have

(a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Leverage Ratio test in the first paragraph of Section 4.10; and

(b) incurred a Lien to secure such Indebtedness pursuant to Section 4.14 or the definition of “Permitted Liens”; and

(2) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.11.

Section 4.13 Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration given or received by the Company or any such Restricted Subsidiary in excess of $15 million, a resolution of the Board of Directors of the Company or CCI in its capacity as manager of the Company (other than with respect to an Affiliate Transaction involving CCI) set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the members of such Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration given or received by the Company or any Restricted Subsidiary in excess of $50 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1) any existing employment agreement and employee benefit arrangement (including stock purchase or option agreements, deferred compensation plans, and retirement, savings or similar plans) entered into by the Company or any of its Subsidiaries and any employment agreements and employee benefit arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(3) transactions between or among the Company and/or its Restricted Subsidiaries;

(4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company and customary indemnification and insurance arrangements in favor of directors, regardless of affiliation with the Company or any of its Restricted Subsidiaries;

(5) payment of Management Fees;

(6) Restricted Payments that are permitted by Section 4.07 and Restricted Investments that are permitted by Section 4.08;

(7) Permitted Investments;

(8) transactions pursuant to agreements existing on the Issue Date, as in effect on the Issue Date, or as subsequently modified, supplemented, or amended, to the extent that any such modifications, supplements or amendments complied with the applicable provisions of the first paragraph of this Section 4.13; and

(9) contributions to the common equity capital of the Company or the issue or sale of Equity Interests of the Company.

Section 4.14 Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or incur any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their respective assets, whether owned on the Issue Date or thereafter acquired, if such Lien is to secure such an obligation on a basis contractually senior, in any respect, to the Liens securing the Notes and if after giving effect thereto, or after giving effect to the incurrence of such Indebtedness (including Pari Passu First Priority Indebtedness), Attributable Debt or trade payables, the Senior Secured Leverage Ratio would exceed 3.75 to 1.0.  The foregoing restriction shall not apply to Permitted Liens.

Section 4.15 Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than Capital Corp), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.16 Repurchase at the Option of Holders upon a Change of Control.

If a Change of Control occurs, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a “Change of Control Offer.”  In the Change of Control Offer, the Issuers shall offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and stating:

(1) the purchase price and the purchase date, which shall not exceed 30 Business Days from the date such notice is mailed (the “Change of Control Payment Date”);

(2) that any Note not tendered shall continue to accrue interest;

(3) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(4) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(5) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(6) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Issuers’ compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 4.16.

On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

              (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

The Paying Agent shall promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions in this Indenture are applicable.  Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Notwithstanding any other provision of this Section 4.16, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if the Company delivers to the Trustee an Officers’ Certificate certifying that a third party has made or will make the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and has purchased or will purchase all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.17 Additional Note Guarantees; Security.

The Company shall cause each Restricted Subsidiary of the Company that, after the Issue Date, directly or indirectly, Guarantees or pledges any assets to secure the payment of, or otherwise becomes an obligor with respect to, any Indebtedness under the CCO Credit Facility or clause (1) of the second paragraph of Section 4.10 or Related Obligations:

(1) to the extent that such Subsidiary Guarantees or becomes an obligor with respect to such Indebtedness, to execute and deliver a supplemental indenture substantially in the form of Exhibit E hereto providing for the guarantee of the payment of the Notes such Restricted Subsidiary pursuant to a Note Guarantee, subject, however, to the Effectiveness Condition; and

(2) to the extent such Indebtedness is secured by a security interest in any assets of such Restricted Subsidiary, execute one or more Security Documents upon substantially the same terms that grant the collateral agent under the Security Documents, for the benefit of the Trustee and the Holders, a perfected second-priority security interest in the assets of such Subsidiary that secure First Lien Obligations.

provided, however, that no such Note Guarantee and/or security need be provided if the time such Note Guarantee and security would otherwise be granted is not during a Guarantee and Pledge Availability Period, but such Note Guarantee and/or security will be required to be provided in accordance with the pro-

visions of this Section 4.17 on or prior to the fifth Business Day after the commencement of the next succeeding Guarantee and Pledge Availability Period.  If, following the release of any Note Guarantee or any Collateral in accordance with the provisions of this Indenture, such Guarantor again guarantees, pledges any assets to secure the payment of, or otherwise becomes an obligor with respect to, the CCO Credit Facility and the Related Obligations or any other Indebtedness under clause (1) of the second paragraph of Section 4.10 or Related Obligations, then such Guarantor shall also guarantee the Notes and/or repledge such assets, as applicable, as described above under this Section 4.17.

In the event that additional Liens are granted by the Company or its Subsidiaries to secure obligations under the CCO Credit Facility or the Related Obligations, second-priority Liens on the same assets will be granted to secure the Notes and other Second Lien Obligations of the Company, which Liens will be subject to the provisions of the Intercreditor Agreement.  Notwithstanding the foregoing sentence, no such second-priority Liens need be provided if the time such Lien would otherwise be granted is not during a Guarantee and Pledge Availability Period, but such second-priority Lien shall be required to be provided in accordance with the foregoing sentence on or prior to the fifth Business Day of the commencement of the next succeeding Guarantee and Pledge Availability Period.

Any Restricted Subsidiary acquired after the Issue Date that is prohibited from issuing a Note Guarantee pursuant to the restrictions contained in any debt instrument or other agreement in existence at the time such Restricted Subsidiary was acquired and not entered into in anticipation or contemplation of such acquisition shall not be required to become a Guarantor so long as any such restriction is in existence and to the extent of such restriction.

The Company shall take, and cause each of its Subsidiaries to take, all action to preserve and protect the security interests and Liens required to be granted by this Section 4.17 to the extent it (or its Subsidiaries) takes such action to preserve or protect similar Liens securing Indebtedness under clause (1) of the second paragraph of Section 4.10 or Related Obligations.

Section 4.18 Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19 Suspension of Covenants.

During any period of time that (a) any Notes have an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture (the “Suspension Period”), the Company and its Restricted Subsidiaries shall not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and clause (D) of the first paragraph of Section 5.01 (collectively, the “Suspended Covenants”).  The Issuers shall promptly notify the Trustee of the commencement of a Suspension Period.

If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the previous sentence and, subsequently, (i) one, or both, of the Rating Agencies withdraw their ratings or downgrade the ratings assigned to the Notes below the required

Investment Grade Ratings or (ii) a Default or Event of Default occurs and is continuing under such Notes (each, a “Reversion Date”), then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants.

For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of Section 4.07, calculations under that clause will be made with reference to the Reference Date, as set forth in that clause.  Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (9) of the second paragraph of Section 4.07 will reduce the amount available to be made as Restricted Payments under clause (iii) of the second paragraph of Section 4.07; provided, however, that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced below zero solely as a result of such Restricted Payments, but may be reduced below zero as a result of Consolidated EBITDA for the purpose of clause (iii)(a) of the second paragraph of Section 4.07 being negative, and (y) the items specified in subclauses (a) through (c) of clause (iii) of the second paragraph of Section 4.07 that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (iii) of the second paragraph of Section 4.07.  Any Unrestricted Subsidiary that was designated as such during any Suspension Period that is a Subsidiary of the Company on the Reversion Date shall be deemed to be a Restricted Subsidiary on the corresponding Reversion Date and such designation shall not be deemed a Default or Event of Default under this Indenture.

For purposes of Sections 3.09 and 4.11, on the Reversion Date, the unutilized Excess Proceeds will be reset to zero.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

Neither Issuer may, directly or indirectly:  (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(A) either:

(i)	such Issuer is the surviving Person; or

(ii)
the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the Person formed by or surviving any such consolidation or merger with such Issuer is a Person other than a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes;

            (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this In-

       denture and the Security Documents pursuant to a supplemental indenture with the Trustee and agreements with respect to the Security Documents;

(C) immediately after such transaction no Default or Event of Default exists; and

(D) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period,

(x)           be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.10; or

(y)           have a Leverage Ratio immediately after giving effect to such consolidation or merger no greater than the Leverage Ratio immediately prior to such consolidation or merger.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  The foregoing clause (D) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

Except as provided in paragraph (b) of Section 11.04, no Guarantor that is a Subsidiary of the Company may, directly or indirectly, consolidate or merge with or into (whether or not such Subsidiary is the surviving Person) another Person, unless:

(A)           either:

                     (i)such Subsidiary is the surviving or continuing Person, or

            (ii)the Person formed by or surviving any such consolidation or merger is another Guarantor that is a Subsidiary of the Company or assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary under the Note Guarantee of such Subsidiary, this Indenture and the Security Documents; and

(B)           immediately after such transaction no Default or Event of Default exists.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer in accordance with Section 5.01, the successor Person formed by such consolidation or into which either Issuer is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor Person had been named therein as such Issuer, and (except in the case of a lease) such Issuer shall be released from the obligations under the Notes and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(1) default for 30 consecutive days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal of or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.16 and 5.01;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 consecutive days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of Notes then outstanding to comply with any of its other covenants or agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

(a) is caused by a failure to pay at final stated maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $100 million, net of applicable insurance which has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of its creditors; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(b) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

(c) orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9) any Note Guarantee of any Guarantor that, taken together with all other such Guarantors, would be a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Note Guarantee) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee with respect to the Notes (other than, in each case, by reason of the Effectiveness Condition not being satisfied or by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee); and

(10) so long as the Security Documents securing the Notes have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, (a) any default by the Company or any Subsidiary in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or this Indenture which adversely affects the enforceability, validity, perfection or priority of the Trustee’s Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, (b) repudiation or disaffirmation by the Company or any Subsidiary of its respective obligations under the Security Documents securing the Notes and (c) the determination in a judicial proceeding that the Security Documents securing the Notes are unenforceable or invalid against the Company or any Subsidiary for any reason.

Section 6.02 Acceleration.

In the case of an Event of Default arising from clause (7) or (8) of Section 6.01 with respect to the Company, all of the outstanding Notes shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in aggregate principal amount of the Notes by notice to the Issuers and the Trustee may declare the Notes to be due and payable immediately.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default or an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in a Default or the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Existing Defaults.

Holders of not less than a majority in aggregate principal amount of the Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default with respect to the Notes and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.  The Trustee may take any other action which it deems proper that is not inconsistent with any such directive.

Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(1) If an Event of Default has occurred and is continuing, the Trustee shall, subject to the terms and conditions of this Indenture, exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) Except during the continuance of an Event of Default:

(a) the duties of the Trustee shall be determined solely by the express provisions of the agreements referred to in clause (1) and the Trustee need perform only those duties that are specifically set forth in such agreements and no others, and no implied covenants or obligations shall be read into such agreements against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of such agreements.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of such agreements (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(3) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(a) This paragraph does not limit the effect of paragraph (2) of this Section 7.01.

(b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of the agreements referred to in clause (1) that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section 7.01.

(e) No provision of any such agreements shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

Section 7.02 Rights of Trustee.

(1) The Trustee may conclusively rely upon any document (including any statement made therein, whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Security Documents.

(5) Unless otherwise specifically provided in this Indenture or the Security Documents, any demand, request, direction or notice from either of the Issuers shall be sufficient if signed by an Officer of such Issuer.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(7) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (b) written notice of such Default or Event of Default shall have been given to and received by a Responsible Officer of the Trustee by the Issuers or any Holder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee’s board of directors or a committee of the Trustee’s Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders.

By May 15th of each year, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture, the Security Documents and any other document delivered in connection with any of such agreements and its services under any of such agreements or other documents.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers shall, jointly and severally, indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by the Trustee arising out of or in connection with the acceptance or administration of its duties under (or in connection with) this Indenture, including the costs and expenses of enforcing this Indenture, the Security Documents and any other document delivered in connection therewith (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount  of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12 Authorization of the Trustee.

Each present and future Holder by its acceptance of the Notes (a) authorizes the Trustee, on such Holder’s behalf, to execute and deliver the Intercreditor Agreement, and (b) agrees that, subject to the penultimate sentence of this Section 7.12, notwithstanding any other provision to the contrary in this Indenture, (i) the Trustee shall be authorized to take (or refrain from taking) any and all actions required, authorized or contemplated by the Intercreditor Agreement and (ii) the rights, agreements, obligations, covenants and duties of the Trustee to or otherwise on behalf of the Holders under this Indenture and the Security Documents shall be subject to the rights, agreements, obligations, covenants and duties of the Trustee under the Intercreditor Agreement to or otherwise on behalf of the Pari Passu First Priority Secured Parties and the other Pari Passu Second Priority Secured Parties.  The Trustee agrees with the Holders that the Trustee will not enter into any amendment or supplement to the Intercreditor Agreement (except to provide for the inclusion therein of Additional Pari Passu First Priority Indebtedness or Additional Pari Passu Second Priority Indebtedness to the extent contemplated by Section 10.3 of the Intercreditor Agreement) without in each case obtaining the prior consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (but without the necessity of any consent from, or notice to, the Company or any of its Affiliates).  Each present and future Holder in such capacity also by its acceptance of the Notes acknowledges and agrees that, although the Issuers and their Affiliates may not be parties thereto or bound thereby, such Holder will nonetheless be bound by the Intercreditor Agreement and the Intercreditor Agreement will be directly enforceable against such Holder in its capacity as such.  None of the Issuers or any of their Affiliates will be a party to, bound by, or a beneficiary of, any of the provisions of the Intercreditor Agreement, nor will the parties to such Intercreditor Agreement have any contractual right of enforcement thereunder against the Issuers or any Guarantor.  In addition, the Trustee may enter into other agreements on behalf of Holders to the extent that such agreements would be permitted as amendments or supplements under Article 9 of this Indenture.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of their respective boards of directors or the Board of Directors of CCI evidenced by a resolution set forth in an Officers’ Certificate of each of the Issuers, at any time, elect to have either Section 8.02 or 8.03 applied to the outstanding Notes and the obligations of the Guarantors under the Note Guarantees with respect thereto upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to the outstanding Notes and the Note Guarantees with respect thereto on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees with respect thereto, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes, such Note Guarantees with respect thereto and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust referred to below;

(b) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

(d) the Legal Defeasance provisions of this Indenture.

    Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 5 and Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.19 and 10.01 with respect to the Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of reputable counsel of national standing confirming that

(a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or

(b) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of reputable counsel of national standing shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of reputable counsel of national standing confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either:

(a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing); or

(b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Issuers must have delivered to the Trustee an opinion of reputable counsel of national standing to the effect that after the 91st day, assuming no intervening bankruptcy, that no Holder is an insider of either of the Issuers following the deposit and that such deposit would not be deemed by a court of competent jurisdiction a transfer for the benefit of either Issuer in its capacity as such, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(8) the Issuers must deliver to the Trustee an Officers’ Certificate and an opinion of reputable counsel of national standing, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of reputable counsel of national standing required by clause (2) above with respect to a Legal Defeasance need not be delivered and the conditions set forth in clauses (4)(b) and (6) shall not apply if all applicable Notes not theretofore delivered to the Trustee for cancellation

(a) have become due and payable; or

(b) will become due and payable on the maturity date within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes; it being understood that the Trustee shall bear no responsibility for any such tax, fee or other charge that is by law for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02, the Issuers, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for or confirm the issuance of Additional Notes;

(4) to provide for the assumption of the Issuers’ or any Guarantors’ obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of such Issuer or Guarantor pursuant to Article 5;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

(6) to, if applicable, comply with requirements of the SEC in order to, if applicable, effect or maintain the qualification of this Indenture under the TIA or otherwise as necessary to comply with applicable law;

(7) to release Collateral or a Guarantor, as permitted under the terms of this Indenture or the Security Documents;

(8) to add any additional assets as Collateral; or

(9) to add a Guarantor.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors or the Board of Directors of CCI authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture, the Security Documents or otherwise.

Section 9.02 With Consent of Holders.

Except as otherwise provided in this Section 9.02, this Indenture (including Sections 4.11 and 4.16), the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture, the Notes (other than any provision relating to the right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, and interest on the Note, on or after the scheduled due dates expressed in the Notes), the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors or the Board of Directors of CCI authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture, the Security Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity, or ranking, of any Note or alter the scheduled payment provisions with respect to the redemption of the Notes, or payment of principal or interest (other than provisions relating to Sections 4.11 and 4.16);

(3) reduce the rate of or extend the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes;

(7) waive a redemption payment with respect to any Note (which shall not include a payment required by Section 4.11 or 4.16);

(8) make any change in Section 9.01 or this Section 9.02; or

(9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee otherwise than in accordance with the terms of this Indenture.

Notwithstanding the foregoing provisions of this Section 9.02, in addition to the release of Collateral expressly permitted by this Indenture and the Security Documents, all or any portion of the Collateral may be released under this Indenture and the Security Documents as to the Notes and any Guarantor may be released from its obligations under its Note Guarantee, with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the

Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture, the Security Documents or otherwise.  The Issuers may not sign an amendment or supplemental Indenture until their respective Boards of Directors approve it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel, in each case from each of the Issuers, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY DOCUMENTS

Section 10.01 Security Documents.

The Company and each Guarantor will execute and comply with, and cause each of its Subsidiaries to execute and comply with, the terms of each Security Document to which such Person is, or is required to be, a party.  The Issuers shall take, and shall cause their Restricted Subsidiaries to take, and the Guarantors shall take, at their sole expense, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Issuers and the Guarantors hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Trustee on behalf of itself and the Holders and subject to no Liens other than Liens permitted by Section 4.14.

Section 10.02 Suits to Protect the Collateral.

The Trustee shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as necessary to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.

Section 10.03 Release of Collateral.

(a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

(b) In the event that (i) all of the Liens on any of the Collateral securing the CCO Credit Facility and the Related Obligations are released for any reason, including in connection with the repayment in full of all obligations under the CCO Credit Facility and the Related Obligations, without the refinancing thereof on a secured basis, and there is no Event of Default pursuant to clause (1) or (2) of Section 6.01 hereof then existing (or that would result therefrom), (ii) any Collateral is released in accordance with the provisions of Section 9.02, (iii) any Collateral is sold or otherwise disposed of in compliance with Section 4.11 hereof, or (iv) with respect to assets of any Restricted Subsidiary that is a Guarantor constituting Collateral, upon release of the Note Guarantee of such Guarantor pursuant to Section 11.04(b)(ii), (iii) or (iv), the Liens on such Collateral securing the Notes will be automatically released and terminated.  In addition, in the event of the Legal Defeasance or Covenant Defeasance or discharge of the Notes pursuant to Article 13, the Liens on all Collateral securing the Notes (except for any Liens required by Article 8) will be automatically released and terminated.

(c) To evidence any such release and termination, the Company shall be entitled to such releases, terminations and other documents and instruments as the Company or any third party entitled to rely thereon may request, and the Trustee shall, at the Company’s expense, execute and deliver such requested releases, terminations and other documents and instruments, with respect to items of Collateral subject to release pursuant to clauses (a) and (b) above (the “Released Collateral”) upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

(2) a notice from the Company requesting release of Released Collateral (a “Company Notice”) and specifically describing the proposed Released Collateral;

        (3) an Officers’ Certificate certifying that

(A) the release of such Released Collateral complies with the terms and conditions of this Indenture,

(B) all conditions precedent in this Indenture and the Security Documents to such release have been complied with, and

(C) no Default or Event of Default pursuant to clause (1) or (2) of Section 6.01 hereof is in effect or continuing on the date thereof or would result therefrom (including, without limitation, as a result of an Insolvency Proceeding), and

(4) an Opinion of Counsel substantially to the effect that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with.

Notwithstanding anything to the contrary in this Indenture and the Security Documents, including this Section 10.03(c), (i) the release of any Collateral that is sold or otherwise disposed of in compliance with Section 4.11 in a transaction that does not constitute an Asset Sale and (ii) the exclusion of any assets from the Collateral pursuant to the second paragraph of Section 3.1 of the Collateral Agreement  shall be automatic and shall not be subject to the conditions precedent set forth in this Section and the Trustee shall execute and deliver to the Company the documents and instruments contemplated by the immediately preceding sentence upon delivery to it of the Officers’ Certificate specifically describing the Released Collateral as contemplated by clause (2) of such sentence.

(d)           The release of any Collateral from the Liens of the Security Documents or the release, in whole or in part, of the Liens created by the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture or the applicable Security Documents.

Section 10.04 Sufficiency of Release.

All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents.

Section 10.05 Actions by the Trustee.

Subject to the provisions of the Security Documents, the Intercreditor Agreement and this Indenture, the Trustee may in its sole discretion and without the consent of the Holders take all actions that are deemed necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the obligations of the Company and any Guarantors under the Security Documents and this Indenture.  Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Collateral.  No duty beyond that set forth in Section 7.01 is imposed on the Trustee pursuant to this Section 10.05.

ARTICLE 11

GUARANTEE

Section 11.01 Unconditional Guarantee.

Each Guarantor hereby guarantees (subject to the Effectiveness Condition and the limitations set forth in Section 11.03, but otherwise unconditionally), on a senior basis jointly and severally, to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:  (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Note Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other Note Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.  Each Guarantor agrees that its obligations hereunder shall be subject to the Effectiveness Condition and the limitations set forth in Section 11.03 and otherwise unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the Note Obligations of the Company, and waives any and all defenses available to a surety (other than payment in full).  If any Holder or the Trustee is required by any court or otherwise to return to the

Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.

Section 11.02 Severability.

In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.03 Limitations on Guarantors’ Liability.

(a) Each Guarantor, and by its acceptance of Notes, each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under the Note Guarantee not constituting such fraudulent transfer or conveyance.

(b) Notwithstanding anything in this Indenture to the contrary, the Note Guarantees (including the provisions of Section 11.01 of this Indenture) and the obligations of each Guarantor thereunder are effective and enforceable by the Holders or the Trustee acting on their behalf only if the Note Guarantees and the related provisions of the Intercreditor Agreement (including those contained in Section 7 thereof) would not constitute “Subordinated Debt Financing” within the meaning of the limitations contained in the CCH II Indentures, CCI Indentures, CCOH Indentures, CCH I Indentures, CIH Indentures, Charter Holdings Indentures and future indentures of any Parent that contain substantially identical limitations (the “Effectiveness Condition”); provided, that nothing in this Section 11.03 shall affect the obligations of any Guarantor under the Security Documents regardless of whether the Effectiveness Condition is satisfied.  The Trustee is not responsible for making any determination as to the satisfaction of (or failure to satisfy) the Effectiveness Condition.

Section 11.04 Release of Guarantor.

(a) In the event that all of a Guarantor’s obligations with respect to the CCO Credit Facility and the Related Obligations or other Indebtedness under clause (1) of the second paragraph of Section 4.10 are released or discharged, in full, for any reason, including in connection with the repayment in full of all obligations under the CCO Credit Facility and the Related Obligations or such other Indebtedness, the Note Guarantee of such Guarantor will also be automatically released and terminated.  Notwithstanding the preceding sentence, no such release shall be effective against the Trustee or the Holders if a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (including in connection with an offer to purchase) (including as a result of the events described under clause (7) or (8) of Section 6.01) is in effect or continuing on the date thereof, or would result therefrom shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as (1) such Default or Event of Default is cured or (2) such release is consented to by the applicable Holders in accordance with the terms of this Indenture.

(b) In addition to release under the circumstances described in the foregoing clause (a), a Restricted Subsidiary that is a Guarantor shall be released from its obligations under its Note Guarantee with respect the Notes and its obligations under this Indenture and the Security Documents:

(i)	in the event of the Legal Defeasance or Covenant Defeasance or discharge of the Notes;

(ii)	upon the dissolution of a Guarantor which is not prohibited by the terms of this Indenture;

(iii)
in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuers and their Restricted Subsidiaries; provided, however, that such sale or disposition otherwise complies with all of the terms of this Indenture, including those of Section 4.11; or

(iv)
if such Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively.

(c) The Trustee shall deliver an appropriate instrument or instruments evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04.

Section 11.05 Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors whose Note Guarantees are in effect and enforceable pursuant to Section 11.03 in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to its Note Guarantee.  “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee of such Guarantor at such date, and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Note Guarantee of such Guarantor, as they become absolute and matured.

Section 11.06 Waiver of Subrogation.

Until all obligations are paid in full, each Guarantor irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

Section 11.07 Execution of Note Guarantee.

To evidence its Note Guarantee to the Holders set forth in this Article 11, each Guarantor agrees to execute the Note Guarantee which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee.  Each Guarantor agrees that its Note Guarantee set forth in this Article 11 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.  Each such Note Guarantee shall be signed on behalf of each Guarantor by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of such Guarantor.  Such signatures upon the Note Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Note Guarantee, and in case any such Officer who shall have signed the Note Guarantee shall cease to be such Officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Note Guarantee had not ceased to be such Officer of the Guarantor.

Section 11.08 Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from performing its Note Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 12.02 Notices.

Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers or any Guarantor:

Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131
Telecopier No.:  (314) 965-8793
Attention:  Secretary

With a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
Suite 4700
New York, New York 10166
Telecopier No.:  (212) 351-5276
Attention:  Joerg Esdorn

If to the Trustee:

Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-1615
Telecopier No.:   (302) 636-4145
Attention: Corporate Capital Market Services

The Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(i)
an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)
an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees, Managers, Members and Stockholders.

No director, officer, employee, incorporator, manager, member or stockholder of the Issuers or the Guarantors, or director, officer, employee, incorporator or stockholder of CCI as manager of the Company and certain of the Guarantors, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 12.08 Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND ANY NOTE GUARANTEES WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY NOTE GUARANTEE.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers, their Parents or their Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Issuers in this Indenture and the Notes, as the case may be, shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Severability.

In case any provision in this Indenture or the Notes, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms, conditions or provisions.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01 Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust,) have been delivered to the Trustee for cancellation; or

(b) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year pursuant to irrevocable instructions validly delivered by the Issuers to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (b)(i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;

(2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(3) each of the Issuers has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article 13, the obligations of the Issuers to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 13.02 shall survive.

Section 13.02 Application of Trust Money.

All money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
[Signatures on following page]

SIGNATURES

Dated as of March 19, 2008

CHARTER COMMUNICATIONS OPERATING, LLC, as an Issuer

By:         /s/ Eloise Schmitz
Name:	Eloise Schmitz
Title:	Senior Vice President

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP., as an Issuer

By:  /s/ Eloise Schmitz
Name:	Eloise Schmitz
Title:	Senior Vice President

CCO HOLDINGS, LLC
AMERICAN CABLE ENTERTAINMENT COMPANY, LLC
    CABLE EQUITIES COLORADO, LLC
    CCO PURCHASING, LLC
    CHARTER ADVERTISING OF SAINT LOUIS, LLC
    CHARTER CABLE OPERATING COMPANY, LLC
    CHARTER CABLE PARTNERS, LLC
CHARTER COMMUNICATIONS ENTERTAINMENT I, LLC
CHARTER COMMUNICATIONS ENTERTAINMENT II, LLC
CHARTER COMMUNICATIONS ENTERTAINMENT, LLC
    CHARTER COMMUNICATIONS PROPERTIES LLC
    CHARTER COMMUNICATIONS, LLC
    CHARTER DISTRIBUTION, LLC
    CHARTER FIBERLINK, LLC
    CHARTER HELICON, LLC
    CHARTER RMG, LLC
    HPI ACQUISITION CO. LLC
    INTERLINK COMMUNICATIONS PARTNERS, LLC
    LONG BEACH, LLC
    MARCUS CABLE ASSOCIATES, L.L.C.
    MARCUS CABLE OF ALABAMA, L.L.C.
    PEACHTREE CABLE TV, LLC
    RIFKIN ACQUISITION PARTNERS, LLC
    TENNESSEE, LLC
    VISTA BROADBAND COMMUNICATIONS, LLC

CABLE EQUITIES OF COLORADO MANAGEMENT CORP.
    MARCUS CABLE, INC.
    ROBIN MEDIA GROUP, INC.
    HELICON PARTNERS I, L.P.
    PEACHTREE CABLE TV, L.P.
    THE HELICON GROUP, L.P.
    CCO NR HOLDINGS, LLC
    CHARTER COMMUNICATIONS VENTURES, LLC
    CC SYSTEMS, LLC
    CC FIBERLINK, LLC
    CHARTER FIBERLINK – ALABAMA, LLC
    CHARTER FIBERLINK – ILLINOIS, LLC
    CHARTER FIBERLINK – KENTUCKY, LLC
    CHARTER FIBERLINK – MICHIGAN, LLC
    CHARTER FIBERLINK –MISSOURI, LLC
    CHARTER FIBERLINK TX-CCO, LLC
    CHARTER COMMUNICATIONS VII, LLC
    FALCON CABLE COMMUNICATIONS, LLC
    FALCON COMMUNITY CABLE, L.P.
    FALCON VIDEO COMMUNICATIONS, L.P.
FALCON CABLE MEDIA, A CALIFORNIA LIMITED PARTNERSHIP
FALCON COMMUNITY VENTURES I LIMITED PARTNERSHIP
    FALCON CABLE SYSTEMS COMPANY II, L.P.
FALCON CABLEVISION, A CALIFORNIA LIMITED PARTNERSHIP
FALCON TELECABLE, A CALIFORNIA LIMITED PARTNERSHIP
    FALCON FIRST, INC.
    FALCON FIRST CABLE OF NEW YORK, INC.
    FALCON FIRST CABLE OF THE SOUTHEAST, INC.
    ATHENS CABLEVISION INC.
    DALTON CABLEVISION INC.
    PLATTSBURGH CABLEVISION INC.
    SCOTTSBORO TV CABLE, INC.
    AUSABLE CABLE TV, INC.
    CHARTER FIBERLINK AR-CCVII, LLC
    CHARTER FIBERLINK AZ-CCVII, LLC
    CHARTER FIBERLINK ID-CCVII, LLC
    CHARTER FIBERLINK NV-CCVII, LLC
    CHARTER FIBERLINK OK-CCVII, LLC
    CHARTER FIBERLINK OR-CCVII, LLC
    CHARTER FIBERLINK UT-CCVII, LLC
    CHARTER FIBERLINK WA-CCVII, LLC
    CHARTER COMMUNICATIONS VI, LLC
    CC 10, LLC
    CC VI OPERATING COMPANY, LLC
    TIOGA CABLE COMPANY, INC.
    CHARTER FIBERLINK MS-CCVI, LLC

2

    CHARTER FIBERLINK CA-CCO, LLC
    CHARTER FIBERLINK KS-CCO, LLC
    CHARTER FIBERLINK MA-CCO, LLC
    CHARTER FIBERLINK NC-CCO, LLC
    CHARTER FIBERLINK NM-CCO, LLC
    CHARTER FIBERLINK OH-CCO, LLC
    CHARTER FIBERLINK SC-CCO, LLC
    CHARTER FIBERLINK VA-CCO, LLC
    CHARTER FIBERLINK VT-CCO, LLC
    CC V HOLDINGS, LLC
    CC VIII, LLC
    CC VIII HOLDINGS, LLC
    CC VIII OPERATING, LLC
    CC MICHIGAN, LLC
    CHARTER COMMUNICATIONS V, LLC
    CHARTER TELEPHONE OF MINNESOTA, LLC
    HOMETOWN T.V., INC.
    MIDWEST CABLE COMMUNICATIONS, INC.
    CHARTER VIDEO ELECTRONICS, INC.
CHARTER COMMUNICATIONS ENTERTAINMENT I, DST
    RENAISSANCE MEDIA, LLC
    CC VIII LEASING OF WISCONSIN, LLC
    CHARTER CABLE LEASING OF WISCONSIN, LLC
as Guarantors

By:	/s/ Eloise Schmitz

Name:	Eloise Schmitz
Title:	Senior Vice President

3

WILMINGTON TRUST COMPANY,
as Trustee

By:   /s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Signer

4

EXHIBIT A

[Face of Note]

                                                CUSIP NO. [_________]

10.875% Senior Second Lien Notes due 2014

No.

$[________________]

CHARTER COMMUNICATIONS OPERATING, LLC

and

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

promise to pay to  _________________________________________________________,

or registered assigns,

the principal amount of  _____________________________________________ Dollars

($______________________________) on September 15, 2014.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Subject to restrictions set forth in this Note.

IN WITNESS WHEREOF, each of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. has caused this instrument to be duly executed.

Dated:  [                     ]

              CHARTER COMMUNICATIONS OPERATING, LLC

             By: ________________________________________
Name:
Title:

            By:  ________________________________________
Name:
Title:

              CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

            By:  ________________________________________
Name:
Title:

            By:  ________________________________________
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
as Trustee

By:	__________________________________

Authorized Signatory

[Back of Note]

10.875% Senior Second Lien Notes due 2014

THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE

1  This paragraph should be included only if the Notes are issued in global form.

2  This paragraph should be included only if the Notes are issued in global form.

TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(D) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY LAW, ONLY (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN “INSTITUTIONAL ACCREDITED INVESTOR” ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (THE “COMPANY”) WILL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE, PROMPTLY PROVIDE TO HOLDERS OF NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THE NOTES. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OR GENERAL COUNSEL OF THE COMPANY AT CHARTER PLAZA, 12405 POWERSCOURT DRIVE, ST. LOUIS, MISSOURI 63131.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST.  Charter Communications Operating, LLC, a Delaware limited liability company (the “Company”), and Charter Communications Operating Capital Corp., a Delaware corporation (“Capital Corp” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate of 10.875% per annum from the Issue Date until maturity.  The Issuers will pay interest semi-annually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2008.  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           METHOD OF PAYMENT.  The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           PAYING AGENT AND REGISTRAR.  Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.           INDENTURE.  The Issuers issued the Notes under an Indenture dated as of March 19, 2008 (the “Indenture”) among the Issuers, the guarantors party thereto and the Trustee.  The Notes arise out of and are made in accordance with the Indenture, including the terms stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Holders are referred to the Indenture and such Act for a complete statement of such terms.

5.           OPTIONAL REDEMPTION.

(a)           The Issuers may, at any time and from time to time, prior to March 15, 2012, at their option, redeem the outstanding Notes, in whole or in part, at a redemption price equal to

100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus the Make-Whole Premium.

(b)           At any time prior to March 15, 2011, the Issuers may, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes issued on the Issue Date (plus any Additional Notes actually issued) at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(i)           at least 65% of the original aggregate principal amount of the Notes issued on the Issue Date (plus any Additional Notes actually issued) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries); and

(ii)           the redemption must occur within 60 days of the date of the closing of such Equity Offering.

(c)  On or after March 15, 2012, the Issuers shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2012	105.438%
2013	102.719%
2014	100.000%

6.           MANDATORY REDEMPTION.  Without prejudice to the Issuers’ obligations under Paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

7.           REPURCHASE AT OPTION OF HOLDER.

(a)            If there is a Change of Control, the Issuers shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”).  Within 10 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice.

(b)            If the Company or a Restricted Subsidiary thereof consummates any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall commence an offer (an “Asset Sale Offer”) pursuant to Section 4.11 of the Indenture to all Holders and all holders of other Indebtedness that is of equal priority with the Notes containing provisions requiring offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness of equal priority that may be purchased out of the Excess Proceeds (which amount includes the entire amount of the Net Proceeds).  The offer price in any Asset Sale Offer will be payable in cash and equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and such other Indebtedness of equal priority tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness of equal priority to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.  Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9.           PERSONS DEEMED OWNERS.  The registered Holder may be treated as its owner for all purposes.

10.           AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or compliance with any provision of the Indenture, the Notes (other than any provision relating to the right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, and interest on such Note, on or after the scheduled due dates expressed in the Notes), the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes).  Without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for or confirm the issuance of Additional Notes; to provide for the assumption of the Issuers’ or any Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of such Issuer or any Guarantor pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; to, if applicable, comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or otherwise as necessary to comply with applicable law; to release Collateral or a Guarantor, as permitted under the terms of the Indenture or the Security Documents; to add any additional assets as Collateral; or to add a Guarantor.

11.           DEFAULTS AND REMEDIES.  Each of the following is an Event of Default: (i) default for 30 consecutive days in the payment when due of interest on the Notes, (ii) default in payment when due of the principal of or premium, if any, on the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.16 and 5.01 of the Indenture, (iv) failure by the Company or any of its Restricted Subsidiaries for 30 consecutive days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding to comply with any of its other covenants or agreements in the Indenture, (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default:  (a) is caused by a failure to pay at final stated maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more, (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $100 million (net of applicable insurance which has not been denied in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days, (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, (viii) any Note Guarantee of any Guarantor that, taken together with all other such Guarantors, would be a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Note Guarantee) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee with respect to the Notes (other than, in each case, by reason of the Effectiveness Condition not being satisfied or by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and such Note Guarantee), and (ix) so long as the Security Documents securing the Notes have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, (a) any default by the Company or any Subsidiary in the performance of its obligations under the Security Documents securing the Notes (after the lapse of any applicable grace periods) or the Indenture which adversely affects the enforceability, validity, perfection or priority of the Trustee’s Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, (b) repudiation or disaffirmation by the Company or any Subsidiary of its respective obligations under the Security Documents securing the Notes and (c) the determination in a judicial proceeding that the Security Documents securing the Notes are unenforceable or invalid against the Company or any Subsidiary for any reason.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may declare all the Notes to be due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest, and in such a case the Trustee will note be liable for the absence of action.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on, the Notes.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture.  Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

12.           TRUSTEE DEALINGS WITH ISSUERS.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.

13.           NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator, manager, member or stockholder of the Issuers or the Guarantors, director, officer or employee incorporator or stockholder of CCI as manager of the Company and certain of the Guarantors, as such, shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

14.           GOVERNING LAW.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

15.           AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.           SECURITY.  THE COMPANY HAS GRANTED, AND CERTAIN OTHER ENTITIES MAY GRANT IN THE FUTURE, LIENS ON CERTAIN OF THEIR ASSETS TO THE TRUSTEE PURSUANT TO THE SECURITY DOCUMENTS.  THE LIENS ARE SUBJECT TO RELEASE UNDER CERTAIN CONDITIONS DESCRIBED IN THE INDENTURE AND THE SECURITY DOCUMENTS.  THE COMPANY WILL EXECUTE AND COMPLY WITH, AND CAUSE EACH OF ITS SUBSIDIARIES TO EXECUTE AND COMPLY WITH, THE TERMS OF EACH SECURITY DOCUMENT TO WHICH SUCH PERSON IS, OR IS REQUIRED TO BE, A PARTY.

19.           OTHER REFERENCED AGREEMENTS.  PURSUANT TO SECTION 7.12 OF THE INDENTURE, THE TRUSTEE ON BEHALF OF EACH PRESENT AND FUTURE HOLDER IS AUTHORIZED TO ENTER INTO THE INTERCREDITOR AGREEMENT.  EACH HOLDER IN SUCH CAPACITY ACKNOWLEDGES AND AGREES, ALTHOUGH NONE OF THE ISSUERS OR ANY OF THEIR AFFILIATES MAY BE A PARTY TO OR BOUND THEREBY, THAT SUCH HOLDER WILL BE BOUND BY ANY SUCH AGREEMENTS, AND THAT ANY SUCH AGREEMENTS WILL BE DIRECTLY ENFORCEABLE AGAINST SUCH HOLDER IN ITS CAPACITY AS SUCH.  NONE OF THE ISSUERS OR ANY OF THEIR AFFILIATES WILL BE A PARTY

TO, BOUND BY, OR A BENEFICIARY OF, ANY OF THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, NOR WILL THE PARTIES TO THE INTERCREDITOR AGREEMENT HAVE ANY CONTRACTUAL RIGHT OF ENFORCEMENT THEREUNDER AGAINST THE ISSUERS OR ANY GUARANTOR.  COPIES OF THE INTERCREDITOR AGREEMENT WILL BE AVAILABLE FROM THE TRUSTEE UPON REQUEST.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and the Security Documents.  Requests may be made to:

Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive
Suite 100
St. Louis, Missouri  63131
Attention:  Secretary
Telecopier No.: (314) 965-8793

ASSIGNMENT FORM

            To assign this Note, fill in the form below:

(i) or (we) assign and transfer this Note to:  _________________________________________________

(Insert assignee’s legal name)

__________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________
                    Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer  this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:______________________________

Your Signature:   _________________________________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _____________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

 ☐  Section 4.11                           ☐  Section 4.16

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ _______________________

Date:____________________

Your Signature:  __________________________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:  _____________________________________________

Signature Guarantee*:  _____________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

3	This schedule should be included only if the Notes are issued in global form.

NOTE GUARANTEE

For value received, each of the undersigned hereby guarantees (subject to the Effectiveness Condition and the limitations in Section 11.03 of the Indenture but otherwise unconditionally), on a senior basis jointly and severally with each other guarantor, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Note Obligations of the Company under the Indenture or this Note, to the Holder of this Note and the Trustee, in accordance with the Note, Article 11 of the Indenture and this Note Guarantee, including the terms stated in the Note, the Indenture and this Note Guarantee.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 19, 2008 among Charter Communications Operating, LLC, a Delaware limited liability company, Charter Communications Operating Capital Corp., a Delaware corporation, the guarantors party thereto and Wilmington Trust Company, as trustee (as amended or supplemented, the “Indenture”).

THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.

This Note Guarantee is subject to release upon the terms set forth in the Indenture.

[GUARANTORS]

By:       ___________________________________________
                                     Name:
Title:

EXHIBIT B

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-1615
Attention: Corporate Capital Market Services

Re:	10.875% Senior Second Lien Notes due 2014

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
           Very truly yours,
           ________________________________________________________
                [Name of Transferor]
       By: _____________________________________________________
Authorized Signature

B-1

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-1615
Attention: Corporate Capital Market Services

Re:	10.875% Senior Second Lien Notes due 2014

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is being made in compliance with any applicable securities laws of any state of the United States or any other applicable jurisdiction; and

(5)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and not the result of offers or sales specifically targeted to an identifiable group of U.S. citizens abroad.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

C-1

The Issuers and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

                                             ____________________________________________________
[Name of Transferor]
                                          By:  ________________________________________________
Authorized Signature

C-2

EXHIBIT D

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I – To be used by
 the owner of a beneficial interest in a Temporary Regulation S Global Note]

CERTIFICATE OF BENEFICIAL OWNERSHIP IN CONNECTION WITH EXCHANGES OF TEMPORARY REGULATION S GLOBAL NOTES
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-1615
Attention: Corporate Capital Market Services

Re:	10.875% Senior Second Lien Notes due 2014

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 19, 2008 (the “Indenture”), among Charter Communications Operating, LLC (the “Company”), Charter Communications Operating Capital Corp. (“Capital Corp” and, together with the Company, the “Issuers”), the guarantors party thereto and Wilmington Trust Company, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Regulation S Global Note.

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act).

B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act) that purchased the Notes in a transaction that did not require registration under the Securities Act.

You are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[NAME OF BENEFICIAL OWNER]

By:	__________________________________________
Name:
Title:
Address:

Date:  _________________

[FORM II – To be used by a Person acting on behalf of an owner of a beneficial interest in a Temporary Regulation Global Note]

CERTIFICATE OF BENEFICIAL OWNERSHIP IN CONNECTION WITH EXCHANGES OF TEMPORARY REGULATION S GLOBAL NOTES
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri  63131

Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-1615
Attention: Corporate Capital Market Services

Re:	10.875% Senior Second Lien Notes due 2014

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 19, 2008 (the “Indenture”), among Charter Communications Operating, LLC (the “Company”), Charter Communications Operating Capital Corp. (“Capital Corp” and, together with the Company, the “Issuers”), the guarantors party thereto and Wilmington Trust Company, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any institution to the effect that the statements made by such institution with respect to any portion of such Temporary Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Yours faithfully,
[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:  _________________

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of

.

WHEREAS Charter Communications Operating, LLC (the “Company”), Charter Communications Operating Capital Corp. (“Capital Corp”), the guarantors party thereto and Wilmington Trust Company, as trustee, are parties to an Indenture (as it may be amended from time to time, the “Indenture”), dated as of March 19, 2008, relating to the Issuers’ 10.875% Senior Second Lien Notes due 2014 (the “Notes”);

WHEREAS Section 4.17 of the Indenture requires the Company to cause each Restricted Subsidiary of the Company that, after the Issue Date, directly or indirectly, Guarantees or pledges any assets to secure the payment, or otherwise becomes an obligor with respect to, any Indebtedness under the CCO Credit Facility or clause (1) of the second paragraph of Section 4.10 of the Indenture or Related Obligations to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary, as the case may be, shall guarantee all of the Company’s obligations under the Indenture and the Notes, subject, however, to the Effectiveness Condition and the limitations set forth in Section 11.03 of the Indenture.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, [INSERT NAME OF NEW GUARANTOR] hereby agrees to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture, subject to the Effectiveness Condition and the limitations set forth in Section 11.03 of the Indenture.  From and after the date hereof, such entity shall be a Guarantor for all purposes under the Indenture and the Notes.

E-1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTORS]

By:       ____________________________________________________
Name:
Title:

CHARTER COMMUNICATIONS OPERATING, LLC, as an Issuer

By:        ___________________________________________________
Name:
Title:	Vice President

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP., as an Issuer

By:       ___________________________________________________
Name:
Title:	Executive Vice President

WILMINGTON TRUST COMPANY,
as Trustee

By:      ___________________________________________________
Name:
Title:

100405135_9.DOC

E-2